UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Markel Corporation
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MARKEL CORPORATION
Notice of Annual Meeting of Shareholders
To the Shareholders of Markel Corporation:
Notice is hereby given that the 2016 Annual Meeting of Shareholders of Markel Corporation (the “Company”) will be held at Altria Theater, 6 North Laurel Street, Richmond, Virginia, on Monday, May 16, 2016, starting at 4:30 p.m.
The purposes for which the meeting is being held are:
1. To elect the members of the Board of Directors to serve until the next annual meeting of shareholders;
2. To approve the Company’s 2016 Equity Incentive Compensation Plan;
3. To approve the Company’s 2016 Employee Stock Purchase and Bonus Plan;
4. To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and
5. To transact such other business as may properly come before the meeting.
This year, we are again taking advantage of the Securities and Exchange Commission rule allowing shareholders to receive proxy materials over the Internet. We have mailed to most beneficial owners of our shares a notice of availability of proxy materials. Registered owners of our shares, owners of our shares through Company benefit plans and other shareholders who have requested paper copies of materials are receiving a copy of proxy materials by mail. In any case, it is important that your shares be represented and voted. Whether or not you expect to attend the meeting in person, you are requested to promptly vote and submit your proxy by phone, via the Internet, or, if you have received a printed copy of these proxy materials by mail, by signing, dating, and returning your proxy card in the envelope provided, on which no postage is needed if mailed in the United States.
A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2015 is being mailed with this Notice and the Proxy Statement to shareholders receiving paper copies.
You are cordially invited to attend the meeting. Directions to attend the meeting may be obtained by writing Bruce Kay, Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060, or by calling (800) 446-6671.

By Order of the Board of Directors
Richard R. Grinnan Secretary
March 25, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2016
The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at www.markelcorp.com/proxymaterials.

MARKEL CORPORATION
4521 Highwoods Parkway
Glen Allen, Virginia 23060

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2016

The accompanying proxy is solicited by the Board of Directors of Markel Corporation for use at the Annual Meeting of Shareholders of the Company to be held May 16, 2016, or any adjournments of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. A Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”), containing instructions on how to access this Proxy Statement and our Annual Report online, was mailed to some of the Company’s shareholders on or about March 25, 2016. On that date, we also began mailing a full set of proxy materials to other shareholders, including those shareholders who had previously requested paper copies of our proxy materials.
If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Shareholders. Instead, the E-Proxy Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Company’s Annual Report to Shareholders. The E-Proxy Notice also instructs you how you may submit your proxy. If you would like to receive a printed copy of our proxy materials, including our Annual Report to Shareholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
Record Date
The Board of Directors has fixed the close of business on March 8, 2016, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments. Each holder of record of the Company’s Common Stock, no par value (the “Common Stock”), on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter properly brought before the meeting. As of the close of business on the record date, 13,968,398 shares of Common Stock were outstanding and entitled to vote at the meeting. A majority of the outstanding shares on the record date constitutes a quorum for the meeting. Abstentions and broker non-votes are counted in determining a quorum.
Solicitation
If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or personal interview by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.
Proxies
The shares represented by all properly executed proxies received by the Secretary of the Company will be voted as set forth in the proxy. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the secretary of the meeting) or by attending the meeting and voting in person.

Votes Required
Directors will be elected by a majority of the votes cast, unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. If there are more persons properly nominated for election than the number of available Board positions, then the nominees receiving the most votes will be elected for the available positions. Approval of the 2016 Equity Incentive Compensation Plan and the 2016 Employee Stock Purchase and Bonus Plan requires the approval of a majority of the votes cast. The ratification of appointment of the Company’s independent registered public accounting firm requires more votes in favor than votes against. Broker discretionary voting is permitted only for the proposed ratification of the selection of the Company’s independent public registered accounting firm. Broker non-votes or abstentions will not be counted as a vote in favor or against any of the items presented.

ELECTION OF DIRECTORS
Nominees
Members of the Board of Directors will be elected at the meeting to serve until the next annual meeting of shareholders and the election and qualification of their successors. The Board of Directors currently consists of thirteen members.
All of the Company’s current directors were elected by the shareholders at the 2015 Annual Meeting. All but one Board member was able to attend the 2015 Annual Meeting, and all are expected to attend the 2016 Annual Meeting, absent unusual circumstances.
Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the following table.
The Board of Directors recommends a vote FOR the election of the nominees named below. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve for any reason (which is not now anticipated), the Board of Directors will name a substitute nominee, and the proxies will vote for that person.
The Board of Directors believes that each nominee possesses integrity; leadership and policy making experience; the communication and interpersonal skills necessary to function effectively as a member of a decision-making body; and the ability to act in the best interests of the shareholders in order to serve the Company. In addition, the nominees collectively bring to the Board a combination of business and financial expertise, government or community service, and diversity of experience and of background to equip the Board to deal with the range of issues it must address.

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

ALAN I. KIRSHNER, 80
Executive Chairman since January 2016; Chairman of the Board of Directors since 1986 and Chief Executive Officer from 1986-2015. Mr. Kirshner has been with the Company since 1960 and has been its Chairman of the Board since it became a public company in 1986 and its Chief Executive Officer from 1986-2015. Mr. Kirshner, Anthony Markel and Steven Markel have functioned collectively as the senior leadership team over that period as the Company grew from approximately $60 million in total assets to approximately $25 billion. Mr. Kirshner brings to the Board extensive executive management experience and in-depth knowledge of the Company and its operations.
1978

ANTHONY F. MARKEL, 74
Vice Chairman since May 2008; President and Chief Operating Officer March 1992-April 2008. Director, Hilb, Rogal & Hobbs Company, 1998-2008. Mr. Markel has been employed by the Company since 1964 and has been a member of its senior leadership team since it went public, with a focus on operations. He has held numerous leadership positions in the insurance industry (most recently as a member of the Board of Governors of the Property Casualty Insurance Association of America from 2002 to 2009) and has served as a director of Hilb, Rogal & Hobbs Company, another public company involved in the insurance business, before its acquisition by Willis Group Holdings PLC. Mr. Markel provides an exceptional breadth of industry-relevant experience to the Board and its deliberations.
1978

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since
STEVEN A. MARKEL, 67
Vice Chairman since March 1992. Director, Union First Market Bankshares Corporation, 2010-2013; and Director, S&K Famous Brands, Inc., 1996-2009. Mr. Markel has been employed by the Company since 1975 and has been a member of its senior leadership team since it went public, with a focus on finance and investments. He has also served as a director of other public companies (Union First Market Bankshares Corporation and S&K Famous Brands). Mr. Markel’s knowledge of the Company’s financial operations and of the investment environment in which the Company operates contributes to the Board’s oversight and understanding of the Company’s financial position.
1978

J. ALFRED BROADDUS, JR., 76
Private Investor; President, Federal Reserve Bank of Richmond, 1993-2004. Director, Owens & Minor, Inc., 2004-2013; Director, T. Rowe Price Group Inc., 2004-2013; and Director, Albemarle Corporation 2004-2012. Mr. Broaddus has a Ph.D. in economics and was with the Federal Reserve Bank for over 34 years, including over a decade of service as President of the Federal Reserve Bank of Richmond. Since his retirement, he has served as a director of three other public companies. His insights on the economy are useful to the Board in its oversight of the Company’s investment portfolio, and his work at other companies has provided additional experience and perspective on corporate governance matters.
2004

K. BRUCE CONNELL, 63
Retired; Executive Vice President and Group Underwriting Officer of XL Capital Ltd.; Chief Executive Officer of XL Financial Products and Services Ltd.; Executive Vice President and Chief Underwriting Officer of XL Re Ltd. (Bermuda); and Chief Underwriting Officer of XL Europe Ltd., 1990-2002. Director, Alterra Capital Holdings Limited and predecessors 2007-2013. From 1974 to 1990, Mr. Connell served in various underwriting positions at Royal Assurance Zurich, General Re Corporation and Trenwick Group, Ltd. Mr. Connell is a veteran insurance and reinsurance executive with over 30 years of experience in the industry. During this time, he held positions ranging from underwriter to chief executive officer. He has contributed his knowledge and understanding of complex and innovative industry issues as well as his insight into the recently acquired Alterra operations to the Board of Directors.
2013

DOUGLAS C. EBY, 56
Private Investor; Chairman and Chief Executive Officer, Realty Finance Corporation, May 2010 - June 2011; Chairman and Chief Executive Officer, TimePartners LLC, an investment advisory firm, November 2006 - March 2009; President, Torray LLC, an independent money management firm, 1992-October 2007.  Director, Realty Finance Corporation, 2005-2011 and Director, Level 3 Communications, Inc., 2007-2011.  Mr. Eby has over 20 years of experience in the securities business, with a focus on investment management and investment advisory services. His experience provides useful perspectives for the Board in its oversight of investment strategy and industry knowledge to assist the Board in comparing the Company’s investment approach and management practices to those of other companies in the financial services industry.
2001

STEWART M. KASEN, 76
Retired; President and Chief Executive Officer, S&K Famous Brands, Inc., a clothing retailer headquartered in Richmond, Virginia, April 2002-May 2007. Director, Gordmans Stores, Inc. and Retail Holdings NV. In February 2009, almost two years after Mr. Kasen’s retirement, S&K Famous Brands, Inc. filed a petition for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code. Director, Lenox Group, Inc., 2000-2010 (Chairman of the Board, 2007-2009); Director, K2, Inc., 1997-2006. In November 2008, Lenox Group, Inc. filed a petition for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Kasen has over 40 years of experience in retailing, having served as chief executive officer of four retail companies before his retirement in 2007. He has been a member of the Board since the Company initially went public and has participated in the oversight of the growth of the Company’s operations during that period. He has both long experience with the Company and an extensive management and retailing background to assist in overseeing the Company’s operations and strategy.
1987

LEMUEL E. LEWIS, 69
Retired; Executive Vice President and Chief Financial Officer, Landmark Communications, Inc., a privately held media company, January 2000-July 2006. Director, Owens & Minor, Inc. and Dollar Tree Stores, Inc. Mr. Lewis’ business career was primarily spent in the media business, where he had both operational and financial responsibilities and he brings insights from both areas of experience to Board deliberations. He has also served as chairman of the board and a member of the audit committee of the Federal Reserve Bank of Richmond and as a director of two other public companies.
2007

DARRELL D. MARTIN, 67 Retired; Executive Vice President May 2005-September 2009; Chief Financial Officer 1988-2005; Director, 1991-2004. Mr. Martin is a former partner at KPMG, in addition to his long service as the Company’s Chief Financial Officer and as a Director. He acted in an advisory and consulting role for the Company after he stepped down as Chief Financial Officer, and now serves solely as a Board member. He brings financial and accounting expertise to the Board, in addition to his in-depth knowledge of the Company’s operations.	2009

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since
MICHAEL O’REILLY, 72
Retired; Chairman of the Board of Alterra Capital Holdings Limited May 2010-May 2013. Mr. O’Reilly served as the Chairman of the Board of Harbor Point Limited, a predecessor of Alterra, from March 2010 until May 2010 and was its Deputy Chairman from December 2005 to March 2010. From December 2002 to December 2008, he was Vice Chairman of The Chubb Corporation and from October 2002 to November 2008, he was its Chief Financial Officer, having held various positions in the investment department of that company from 1969 until he assumed the position of Chief Investment Officer in 1986. With his experience, including serving as Vice Chairman and Chief Financial Officer of Chubb, one of the largest property and casualty insurance companies in the world, he is a significant contributor to the Board of Directors.
2013

MICHAEL J. SCHEWEL, 62
Partner, McGuireWoods, LLP a professional corporation, attorneys-at-law; member of firm 1979-2002, 2006-2011, January 2014 to present; Chief Executive Officer, Recast Energy, a biomass company, June 2011-December 2013. In 2002, he was appointed by then-Virginia Governor Mark Warner as the Commonwealth of Virginia’s Secretary of Commerce and Trade, and he served from January 2002 to January 2006. In that role, Mr. Schewel was responsible for 16 state agencies with approximately 3,000 employees and a budget of over $800 million. Mr. Schewel brings to the Board a sharp legal and business mind with expertise in governance and regulatory compliance as well as mergers and acquisitions. His managerial and governmental background also provides the Board with a valuable source of knowledge and experience in those arenas.
2015

JAY M. WEINBERG, 83
Retired Chairman Emeritus, Hirschler Fleischer, a professional corporation, attorneys-at-law; member of firm 1959-2009. Director, First Capital Bancorp, Inc., 1998-2010. Before his retirement in December 2009, Mr. Weinberg practiced law for over 50 years and, as president of his law firm for fifteen years, actively supervised the business and financial management of the firm. He has served on the audit committees of other public and private companies. His background as a lawyer, manager and business advisor provides extensive experience from which to draw as a member of the Board.
2003

DEBORA J. WILSON, 58 Retired; President and Chief Executive Officer of The Weather Channel 2004-2009. Director, ARRIS International plc and InterNAP Corporation. Ms. Wilson has 30 years of business experience in the media and telecom sectors, most recently as chief executive officer of The Weather Channel, which she helped build into a leading multimedia company. In addition to her general management and operations background, she has extensive marketing and product development experience which provides a useful perspective as the Board evaluates the Company’s growth plans and strategies.	2009
Family Relationships
Anthony F. Markel and Steven A. Markel are first cousins.
Section 16(a) Beneficial Ownership Reporting Compliance
Five reports under Section 16(a) of the Securities Exchange Act of 1934 were not filed on a timely basis. The Company filed late Form 4s on (1) December 4, 2015 for Douglas C. Eby to reflect his disposition of 46 shares on December 1, 2015 due to inadvertent oversight, (2) and (3) January 15, 2016 for Thomas S. Gayner and Alan I. Kirshner due to administrative error relating to their receipt of Company anniversary awards in the form of 0.62 Company shares, each, on December 24, 2015, (4) February 9, 2016 for Anthony F. Markel to reflect a gift of 2,000 shares from a Grantor Retained Annuity Trust on November 29, 2013 due to inadvertent oversight, and (5) March 14, 2016 for Alan I. Kirshner to reflect his wife’s acquisition of 15 shares on several different dates, due to inadvertent oversight.

APPROVAL OF THE 2016 EQUITY INCENTIVE COMPENSATION PLAN
The Company has provided equity incentives to increase shareholder value and to attract, motivate, and retain the highest qualified employees and non-employee directors under the Company’s 2012 Equity Incentive Compensation Plan (the “2012 Plan”), which was adopted in 2012. The Board of Directors proposes to replace the 2012 Plan with the 2016 Equity Incentive Compensation Plan (the “Plan”), which would give the Board of Directors the continued ability to provide incentives through issuance of cash, stock, restricted stock, and other stock-based awards. As of the effective date of the Plan (April 1, 2016), no further awards may be granted under the 2012 Plan, but any existing awards under the 2012 Plan will continue in effect in accordance with their terms and the provisions of the 2012 Plan.
The following summary of the material aspects of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is set forth as Appendix A to this proxy statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Plan.
General
The Plan provides for grants or awards of Restricted Stock, Restricted Stock Units, Performance Grants, and Other Stock Awards (collectively, “Incentive Awards”). The Plan does not authorize grants of stock options or stock appreciation rights. Present and future employees of the Company and its subsidiaries and the Company’s outside directors are eligible to receive Incentive Awards under the Plan.
Stock Subject to Plan; Adjustments
The Board has reserved a total of 250,000 shares of Common Stock for use under the Plan. Shares necessary to satisfy awards under the Plan may be newly issued shares or shares acquired in open market or private transactions. If an Incentive Award expires, terminates without a delivery of shares (e.g., the award is settled in cash) or results in the forfeiture of shares back to the Company, the shares subject to such award will become available for further awards under the Plan. Shares exchanged by a Participant or retained by the Company in payment of withholding taxes will not be available for future Incentive Awards under the Plan. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the Plan. In addition, the number of shares subject to the Plan (and the number of shares and terms of any Incentive Award) may be adjusted if there is any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.
Limitations on Incentive Awards
No more than 50,000 shares of Common Stock may be allocated to Incentive Awards granted or awarded to any individual Participant during any 36-month period.
The maximum cash payment that can be made for all Incentive Awards granted to any one individual under the Plan will be $2,000,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant is subject to this limit in the year in which the deferral is made but not in any later year in which payment is made. No more than $200,000 worth of Incentive Awards to non-employee directors (valued at the fair market value of the shares subject to the award as of the grant date) may be granted to any single non-employee director during any single calendar year.
Administration
The Compensation Committee of the Board of Directors, or a subcommittee of the Compensation Committee (the “Committee”), administers the Plan with respect to Incentive Awards to employees; and the Outside Directors of the Board administer the Plan with respect to Outside Directors. Each member of the Committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) and a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the terms of the Plan, the Committee will have authority to determine the terms of Incentive Awards for employees and the Outside Directors will have authority to determine the terms of Incentive Awards for Outside Directors.

Restricted Stock Awards
The Plan authorizes the grant of Restricted Stock awards on terms and conditions established by the Committee or the Outside Directors, as applicable, (the “Applicable Administrator”), which may include performance conditions. The terms and conditions will include the designation of a Restriction Period during which the shares are not transferable and are subject to forfeiture. The minimum time-based vesting period for Restricted Stock and Restricted Stock Units is twelve consecutive months. For Restricted Stock and Restricted Stock Units that are subject to the attainment of performance goals, the minimum performance period is twelve consecutive months. Vesting may be accelerated upon death, Disability, Early Retirement, Retirement or a Change in Control.
Restricted Stock Units
Restricted Stock Units may be granted on the terms and conditions established by the Applicable Administrator including conditioning the lapse of restrictions on the achievement of one or more performance standards. No shares are issued at the time of grant of Restricted Stock Units. Rather, upon lapse of the restrictions, a Restricted Stock Unit entitles a Participant to receive a share of Common Stock or a cash amount equal to the fair market value of a share of Common Stock on the date the restrictions lapse.
Performance Grants
The Applicable Administrator may make Performance Grants to any Participant other than Outside Directors. Each Performance Grant will contain performance goals for the award established by the Committee, including the performance criteria to be used, the target and maximum amounts payable, and other terms and conditions. In the case of a Participant whom the Committee determines is or may become a “covered employee” within the meaning of Section 162(m) of the Code during the period of a Performance Grant, performance criteria will consist of one or more of the following as determined by the Committee: underwriting loss ratio; underwriting combined ratio; expense ratio; book value; comprehensive income; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of Common Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume. For a Participant who is not a covered employee, a performance goal may relate to subjective performance factors established by the Committee. Each Performance Grant to a covered employee will be granted and administered to comply with the requirements of Section 162(m) of the Code.
The Committee will make all determinations regarding the achievement of performance goals. The performance goals for any Performance Grant made to a covered employee may be increased, but not decreased, by the Committee during the related performance period. Actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the performance criteria or factors to the performance goal. Performance Grants will be payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock. The Committee may not increase the amount payable upon achievement of the performance goals but may reduce or eliminate such payments except as otherwise provided in the terms of the Performance Grant.
Other Stock Awards
The Plan authorizes the making of Other Stock Awards under which the Participant will become entitled to receive shares of Common Stock upon the satisfaction of the terms and conditions of the award. The Applicable Administrator will establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Other Stock Award, including any performance restrictions.
Change in Control
Unless otherwise provided in an Incentive Award, if, within twelve months after a Change in Control, a Participant is involuntarily terminated without Cause or terminates employment for Good Reason, or upon the occurrence of a Change in Control resulting in a complete liquidation or dissolution of the Company, (i) all restrictions on Restricted Stock will lapse, (ii) all Restricted Stock Units will be deemed fully vested, and (iii) all Performance Grants and Other Stock Awards will be deemed to be fully earned and vested, and each will be immediately issued or paid as the case may be; provided, that the level of attainment with respect to the Performance Awards will be based on the actual performance achieved through the date of the Change of Control.
Duration, Amendment and Termination
Unless sooner terminated by the Board of Directors, the Plan will terminate on March 31, 2026. No Incentive Awards may be made under the Plan after its termination.
The Board may amend the Plan as it deems advisable, except that no change may be made that increases the total number of shares of Common Stock reserved for issuance under Incentive Awards unless such change is authorized by the Company’s shareholders (except as described above under “Stock Subject to Plan; Adjustments”). A termination or amendment of the Plan will not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted.
Restrictions on Transfer; Deferral
Except as otherwise provided in the Incentive Award, Incentive Awards may not be transferred except by will or by the laws of descent and distribution. The Committee may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the Plan.
U.S. Federal Income Tax Treatment of Awards under the Plan
An employee or director will not incur federal income tax liabilities when granted any Incentive Award under the Plan, unless the employee or director makes an election under Section 83(b) of the Code for a Restricted Stock grant. Unless the employee or director has made a Section 83(b) election, upon lapse of restrictions on Restricted Stock or upon the issuance of stock or cash under a Restricted Stock Unit or the payment of a Performance Grant or Other Stock Award, the employee or director will have ordinary income equal to the fair market value of the Common Stock received.
The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an award recognizes ordinary income. A participant who is an employee must pay or make arrangements with the Company for a sufficient amount to cover withholding of any federal, state or local taxes required by law. The Committee may permit shares to be used to satisfy required tax withholding, valued at the fair market value as of the settlement date of the applicable award.
New Plan Benefits
Benefits under the Plan for 2016 are not determinable at this time. It is, however, anticipated that directors will receive Restricted Stock comparable to that described under “Corporate Governance-Compensation of Non-employee Directors” and that executive officers will be eligible for benefits comparable to those described under “Compensation Discussion and Analysis-Incentive Compensation-2012 Equity Incentive Compensation Plan.” For 2015, all executive officers as a group received 8,627 Restricted Stock Units under the 2012 Plan and all employees other than executive officers received 13,062 Restricted Stock Units. As was the case with the 2012 Equity Incentive Compensation Plan, it is anticipated that Anthony F. Markel and Steven A. Markel will not participate in the Plan.

The Board of Directors recommends a vote FOR this proposal.

APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE AND BONUS PLAN
The 2016 Employee Stock Purchase and Bonus Plan (the “2016 Stock Purchase Plan”) provides a method for employees and non-employee directors to purchase shares of the Company’s Common Stock and is consistent with the Company’s philosophy of encouraging ownership of the Company’s Common Stock by its employees.
The following summary of the material aspects of the 2016 Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is set forth as Appendix B to this proxy statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Plan.
Background
The original Employee Stock Purchase and Bonus Plan (the “Prior Stock Purchase Plan”) was approved by shareholders in 2007. The Board of Directors authorized 100,000 shares for acquisition by participants under the Prior Stock Purchase Plan in 2007. The shares under that authorization have been substantially used up. The Board has therefore adopted the 2016 Stock Purchase Plan and authorized 125,000 shares for acquisition by participants under the plan. Under rules of the New York Stock Exchange (“NYSE”), shareholder approval of the 2016 Stock Purchase Plan is required. The Board of Directors believes the 2016 Stock Purchase Plan serves an important purpose in encouraging and assisting share ownership by the Company’s employees and non-employee directors. Upon approval of the 2016 Stock Purchase Plan, no additional shares will be issued under the Prior Stock Purchase Plan.
Eligibility
All full-time and part-time employees of the Company or designated subsidiaries who are at least 18 years old are eligible to participate in the 2016 Stock Purchase Plan. Non-employee directors may participate in the plan subject to the following conditions: (i) shares must be held at least six months before they may be withdrawn from the plan or otherwise sold or disposed of by the director; (ii) share purchases under the plan may not exceed the amount of annual fees paid to the director; and (iii) if a director ceases participation in the plan, he may not participate again for at least six months. Participation in the plan automatically terminates in the payroll period following the date an employee ceases to be a full-time or part-time employee or a non-employee director ceases serving as a director.
Purchase of Shares
Eligible employees and non-employee directors may purchase shares under the plan at the current market price at the time of purchase without any discount. Once eligible employees have specified the amounts to be invested, the Company will regularly deduct the specified amount from their pay on an after-tax basis. Employees may also elect to make lump sum purchases. Amounts specified by non-employee directors are withheld from the fees paid to them by the Company. Amounts contributed by all participants are combined and sent to one or more brokers selected by the Company to be used to purchase Common Stock at market prices. Purchases may be made on the open market or, at the Company’s option, directly from the Company. The investing broker opens and maintains an individual account for each participant and makes purchases of Common Stock for the participant’s account. Participants’ accounts are credited with amounts that would represent “fractional shares.” Under this feature, cash amounts that are not sufficient to purchase whole shares are credited to a participant’s account as fractional interests. Certificates for fractional shares are not, however, issued. Upon sale or distribution, a participant receives cash for the fractional interest based on the then current market price of the Common Stock as determined by the investing broker.
Fees and Expenses
The Company pays the investing broker’s fees for stock purchases. The Company also pays for the other costs of administering the plan. Fees and other charges in connection with sales are payable directly by participants.
Stock Bonus Awards
Participants receive a stock bonus of ten percent of the net increase in shares of Common Stock purchased under the plan during a given year (a “Stock Bonus Award”). Stock Bonus Awards are based on the net number of shares of Common Stock purchased from January 1 through December 31 of a given year and are issued to or on behalf of a participant not later than March 31 following the end of the year. An employee will not receive a Stock Bonus Award unless he or she is an eligible participant not on probation on the date the Stock Bonus Award is made. No Stock Bonus Award will be made for an increase in the number of shares of Common Stock held resulting solely from a subdivision or consolidation of shares, the payment of a stock dividend, a stock split or other change in capitalization. Stock Bonus Awards will be appropriately adjusted to reflect the effects of such a change. Participants in the loan program described below receive a stock bonus of five percent of the number of shares of Common Stock purchased under the loan program. Stock bonuses under the loan program are not counted as an increase in the number of shares purchased by a participant during a calendar year.
Loan Program
The 2016 Stock Purchase Plan includes a loan program component (the “Loan Program”) that is available only to employees who are not executive officers. The Loan Program is designed to facilitate the purchase of shares of the Company’s Common Stock. As required by the Sarbanes-Oxley Act, loans under the Loan Program are not available to directors and executive officers.
The Loan Program includes a cash incentive payment if the Company’s growth in book value goals are met. The incentive payment for employee loans is based on the Company’s five-year compound annual growth in book value, subject to adjustment for certain transactions in Company securities, as follows:

5 year Compound Annual Growth in Book Value	Company Incentive Payment as % of Original Loan Balance

Under 10%	0%
10%	1.0%
11%	2.0%
12%	3.0%
13%	4.0%
14%	5.0%
15%	6.0%
16%	7.0%
17% or more	Discretionary
Half of the incentive payment is applied toward the outstanding loan balance and the remaining half (less applicable withholding taxes on the entire incentive payment) is paid to the employee in cash by March 31, provided the employee is still employed. The Board of Directors may amend the scale as well as the method used to calculate book value growth, and all such modifications will apply to all loans then outstanding under the Loan Program.
All loans made under the Loan Program bear interest at 3% and are generally due and payable within 10 years of the loan date. The loan may be prepaid at any time and must be repaid upon an employee’s termination of employment. The interest rate and payment terms are adjusted to terms comparable to market rates and terms if a participant sells or pledges the shares purchased under the Loan Program (including bonus shares awarded in connection with the Loan Program) without the Company’s prior consent.
Federal Income Tax Consequences
Stock Bonus Awards and incentive payments are taxed to participants as compensation. In addition, participants must recognize imputed income to the extent that loans under the Loan Program are at below-market interest rates
The Company usually will be entitled to a business expense deduction at the time and in the amount that the participant recognizes ordinary income in connection with a loan or upon the receipt of a Stock Bonus Award or incentive payment. In addition, any payments of loan interest by the participant to the Company would be taxable income to the Company. Generally, the Company is not taxed on a participant’s repayment of principal of a loan.
Amendments
The Board may amend, suspend or terminate the 2016 Stock Purchase Plan at any time, subject to shareholder approval of amendments to the 2016 Stock Purchase Plan to the extent required by the rules of the NYSE.

Benefits under the Plan
Benefits to executive officers and directors under the 2016 Stock Purchase Plan are a function of stock purchases from time to time and cannot be predicted in advance. Benefits under the plan in 2015 to executive officers and directors are described under “Executive Compensation-Summary Compensation Table” and “Corporate Governance-Compensation of Non-employee Directors.”

The Board of Directors recommends a vote FOR this proposal.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
KPMG LLP has been selected by the Audit Committee of the Board of Directors as the independent registered public accountants of the Company for the current fiscal year, subject to ratification by the shareholders. Representatives of KPMG LLP are expected to be present at the 2016 Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. If the shareholders do not ratify the selection of KPMG LLP, the selection of another firm will be considered by the Audit Committee.
The Board of Directors recommends a vote FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accountants for the current fiscal year.
Total Payments
Total payments by the Company to KPMG LLP for 2015 and 2014 were $8,785,161 and $8,493,486, respectively. Further details are set forth below.
Audit Fees
The aggregate fees billed to the Company by KPMG LLP for audit services for 2015 and 2014 were $6,686,685 and $6,691,386, respectively.
Audit-Related Fees
The aggregate fees billed to the Company by KPMG LLP for audit-related services for 2015 and 2014 and not otherwise reported in the preceding paragraph, primarily for employee benefit plan and subsidiary audits and other attestation services, were $1,002,050 and $622,100, respectively.
Tax Fees
The aggregate fees billed to the Company by KPMG LLP for tax services for 2015 and 2014 were $391,426 and $958,412, respectively, primarily in both years for tax compliance, tax planning and tax consulting.
All Other Fees
The aggregate fees billed to the Company by KPMG LLP for all other services for 2015 and 2014 were $705,000 and $221,588, respectively. The nature of the services provided was primarily for due diligence and actuarial certifications and services in both years. The actuarial certifications and services provided by KPMG LLP consist primarily of providing actuarial opinions and summaries to regulatory authorities after the Company has determined the amount of reserves to be recorded in the financial statements.
Pre-approval of Services
The Audit Committee pre-approves all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee has delegated authority for pre-approval between meetings to one or more of its members, provided any decision to grant pre-approval is presented to the full committee at its next scheduled meeting.

PRINCIPAL SHAREHOLDERS
The following table and footnotes set forth information with respect to beneficial ownership of equity securities of the Company as of February 25, 2016 except as otherwise noted, by: (i) each director or nominee; (ii) each executive officer named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (iv) all directors and executive officers of the Company as a group (20 persons). For purposes of this table, “beneficial ownership” includes, as required by applicable regulations, shares over which a person has, or shares, voting or investment power. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person. In addition, except as otherwise indicated, the address for each person named below is c/o 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Direct Ownership[a]	Other Ownership	Total Beneficial Ownership	Percent	Restricted Stock Units[b]

Alan I. Kirshner	20,218	284[c]	20,502	*	9,546
Anthony F. Markel	72,076	32,135[d]	104,211	*	—
Steven A. Markel	121,501	18,875[e]	140,376	1.01%	—
Gerard Albanese, Jr.	7,597		7,597	*	10,021
F. Michael Crowley	686	—	686	*	11,601
Thomas S. Gayner	19,474	2,447[f]	21,921	*	18,315[g]
Richard R. Whitt, III	6,071	—	6,071	*	10,066
Anne G. Waleski	3,055	—	3,055	*	5,096
J. Alfred Broaddus, Jr.	2,018	—	2,018	*	—
K. Bruce Connell	1,617	172[h]	1,789	*	—
Douglas C. Eby	387	—	387	*	—
Stewart M. Kasen	2,289	3,028[i]	5,317	*	—
Lemuel E. Lewis	3,909	—	3,909	*	—
Darrell D. Martin	15,265	6,900[j]	22,165	*	—
Michael O’Reilly	1,608	—	1,608	*	—
Michael J. Schewel	5,407	230[k]	5,637	*	—
Jay M. Weinberg	4,655	—	4,655	*	—
Debora J. Wilson	3,151	—	3,151	*	—
All directors and executive officers as a group	303,492	66,202[l]	369,694	2.65%	73,855
Baillie Gifford & Co. (Scottish Partnership) Calton Square, 1 Greenside Row, Edinburgh EH1 3AN Scotland, UKm	1,006,576	—	1,006,576	7.21%	—
The Vanguard Group (Pennsylvania corporation) 100 Vanguard Blvd., Malvern, PA 19355[n]	934,030	—	934,030	6.69%	—
________________________________

*	Less than 1% of class.

[a]
Includes the following shares subject to pledges: (i) 16,000 shares pledged by Mr. Kirshner as collateral for loans; (ii) 52,175 shares pledged by Anthony F. Markel as collateral for loans; (iii) 10,000 shares held by Steven A. Markel in a brokerage margin account with respect to which there are currently no outstanding loans and 40,000 shares pledged by Steven A. Markel as collateral for loans; (iv) 1,366 shares held by Mr. Whitt in a brokerage margin account with respect to which there are currently no outstanding loans, and 2,930 shares pledged by Mr. Whitt as collateral for loans; and (v) 56 shares pledged by Mr. Eby as collateral for loans.

[b]
Restricted Stock Units represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. Restricted Stock Units that will not vest within

60 days of the date of the table are not considered beneficially owned for purposes of the table and are therefore not included in the Total Beneficial Ownership column because the holders are not entitled to voting rights or investment control until the restrictions lapse.

[c]	Includes 15 shares held by Mr. Kirshner’s wife as to which beneficial ownership is disclaimed.

[d]
Includes 12,209 shares held in Grantor Retained Annuity Trusts for which Anthony F. Markel is trustee and partial beneficiary; 2,443 shares held in trusts for his children for which Mr. Markel is trustee and partial beneficiary; and 6,220 shares held as trustee for the benefit of Mr. Markel and his children. Mr. Markel disclaims beneficial ownership of these shares except with respect to his interests in the trusts. Includes 8,177 shares held as trustee for the benefit of Mr. Markel’s children as to which beneficial ownership is disclaimed. Includes 3,086 shares held as trustee in a charitable lead unitrust for the partial benefit of his children, as to which he also disclaims beneficial ownership.

[e]
Includes 3,875 shares held as trustee and partial beneficiary of a testamentary trust, as to which beneficial ownership is disclaimed except with respect to his interest in the trust. Includes 15,000 shares held by Mr. Markel’s wife, as to which beneficial ownership is disclaimed.

[f]	Includes 447 shares held as trustee for the benefit of, and 2,000 shares held by, Mr. Gayner’s wife as to all of which shares beneficial ownership is disclaimed.

[g]	Of the number shown, 8,214 Restricted Stock Units have vested, but receipt of the shares has been deferred.

[h]	Includes 172 shares held by Mr. Connell’s wife, as to which beneficial ownership is disclaimed.

[i]	Includes 3,028 shares held by Mr. Kasen’s wife, as to which beneficial ownership is disclaimed.

[j]	Includes 6,900 shares held by Mr. Martin’s wife, as to which beneficial ownership is disclaimed.

[k]	Includes 230 shares held by Mr. Schewel’s wife, as to which beneficial ownership is disclaimed.

[l]	Includes 2,131 shares held by the spouse of an executive officer not named in the table, as to which beneficial ownership is disclaimed.

[m]
Based on a Schedule 13G dated February 5, 2016. Of the total shares, Baillie Gifford & Co. (Scottish Partnership) has sole voting power of 853,659 shares and sole dispositive power with respect to 1,006,576 shares.

[n]
Based on a Schedule 13G dated February 10, 2016. Of the total shares, The Vanguard Group (a Pennsylvania corporation) has sole voting power of 13,537 shares, shared voting power of 1,900 shares, sole dispositive power with respect to 918,993 shares and shared dispositive power with respect to 15,037 shares.

Policy on Hedging and Pledging of Company Stock
In February 2013, the Board adopted a policy applicable to the Company’s executive officers and directors prohibiting any future hedging of Company Common Stock through covered call, collar or other derivative transactions.
On the same date, the Board adopted a policy applicable to its executive officers and directors regarding the pledging of Company Common Stock. The policy initially prohibited the pledging by any one individual of shares of Company Common Stock in excess of one percent of the Company’s outstanding common shares. In February 2015, the Board amended the policy to reduce the percentage to 0.75%. In addition to this prohibition, the policy stipulates that shares of Company Common Stock received as compensation by executive officers and directors may not be pledged. Compliance with these policies will be reviewed by the Nominating/Corporate Governance Committee on an annual basis. Any shares pledged in violation of this policy will not be considered as “owned” for purposes of the Company’s stock ownership guidelines.
On February 23, 2016, the Nominating/Corporate Governance Committee conducted a review of the policy and of the number of shares pledged by the Company’s executive officers and directors, the number of the Company’s outstanding shares and average trading volume. As of the date of its review, the Committee noted that Alan I. Kirshner, Anthony F. Markel, Steven A. Markel, Thomas S. Gayner and Douglas C. Eby had reduced the number of shares pledged since February 2014 by 5,470, 20,000, 10,000, 17,972 and 40 shares, respectively, for a combined total of 53,482 shares. The Committee also acknowledged that as descendants of Sam Markel, who in the 1930s formed the company that Anthony F. Markel and Steven A. Markel would later take public in 1986, it is not surprising that a significant portion of their net worth is held in the form of Markel stock. As proud and committed long-term stock holders, it has been their preference to hold onto their Markel stock rather than sell it. Pledging has enabled them to unlock a portion of the value of their stock without having to sell it. Within the constraints set forth in the policy, the Committee affirmed its support of this approach. The Committee reviewed the outstanding pledge balances of each of the Company’s executive officers and directors and confirmed the adequacy of and compliance with the policy.

CORPORATE GOVERNANCE
Committees of the Board of Directors; Director Independence
The Board of Directors has adopted Corporate Governance Guidelines and written charters for the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Current copies of the Guidelines and the written charters for each of these committees are available to security holders on the Company’s website, www.markelcorp.com.
The Board of Directors held four meetings in 2015. Each director attended at least 75% of the meetings of the Board and all committees on which he or she served during 2015.
The following table reflects the current membership and the chair of the Audit, Compensation and Nominating/Corporate Governance Committees.

	Audit	Compensation	Nominating/Corporate Governance

J. Alfred Broaddus, Jr.	Member		Chair
K. Bruce Connell	Member	Member
Douglas C. Eby		Chair	Member
Stewart M. Kasen	Member	Member
Lemuel E. Lewis	Chair		Member
Michael O’Reilly	Member		Member
Jay M. Weinberg		Member	Member
Debora J. Wilson	Member	Member
The Board has determined that, of the current directors, Messrs. Broaddus, Connell, Eby, Kasen, Lewis, Martin, O’Reilly, Schewel and Weinberg and Ms. Wilson are each “independent” of management under applicable New York Stock Exchange (“NYSE”) rules. Other than Mr. Martin, each of these directors is “independent” under categorical standards for determining independence adopted by the Nominating/Corporate Governance Committee. The Board has also determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable NYSE independence standards for service on those committees.
Under the categorical standards adopted by the Nominating/Corporate Governance Committee, a director is considered independent without further Board determination if the director meets NYSE standards, unless:

•
The director or a member of his or her immediate family is or has been an employee of the Company within the past three years. Employment as an interim Chairman or Chief Executive Officer does not disqualify a director from being independent following that employment.

•
The director or a member of his or her immediate family has received, in any 12-month period within the past three years, more than $120,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation.

•
The director is a current partner or employee of a firm that is the company’s internal or external auditor; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

•
The director or a member of his or her immediate family is, or within the past three years has been, employed as an executive officer of another company where any of the Company’s present executive officers serve or served at the same time on that company’s compensation committee.

•
The director is an employee, or a member of his or her immediate family is an executive officer, of a company that made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

•
The director is a director or trustee, or the director or a member of his or her immediate family is an executive officer, of a tax exempt organization which in any single fiscal year receives contributions from the Company in an amount greater than $1,000,000.

•	The director or a member of his or her immediate family receives discounted goods or services from the Company if the value of such discount exceeds $10,000 in any single fiscal year.
For these purposes, “immediate family” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.
Mr. Martin was Chief Financial Officer of the Company from 1988 to 2005 and continued in a part-time advisory and consulting role from 2005 until he was elected to the Board effective October 1, 2009. Mr. Martin has not been employed by the Company for over five years. He has not been a Section 16 officer of the Company since 2005. He has a son employed by the Company as a Managing Executive. After consideration of all the relevant factors, including the length of time since Mr. Martin has been employed on a full-time basis and his son’s position with the Company, the Board, on recommendation of the Nominating/Corporate Governance Committee, has determined that Mr. Martin is “independent” for purposes of Board membership.
Mr. Schewel is a partner with the law firm of McGuireWoods LLP, which provides legal services to the Company. McGuireWoods LLP is one of a number of law firms engaged by the Company in the ordinary course of business. The Company has retained, and expects to continue retain, McGuireWoods LLP to provide legal services in 2016. During 2015, the Company paid McGuireWoods approximately $480,000 for legal services, constituting less than 0.5% of McGuireWoods’ annual gross revenues. Mr. Schewel does not personally provide any legal services to the Company, nor is his compensation from McGuireWoods based on the services provided to the Company in any respect, except that as a partner he shares in the net profit of the firm.
Since 2006, Mr. Schewel has served as a board member for a medical device company whose shares are not listed for trading on a stock exchange or registered with the Securities and Exchange Commission. Markel holds a passive minority interest (8.36%), which was valued at approximately $8.2 million at January 29, 2016, in the company.
After consideration of all the relevant factors, including that Mr. Schewel has no material relationship with the Company that would prevent him from being independent under NYSE rules or the categorical standards adopted by the Nominating/Corporate Governance Committee, the Board, on recommendation of the Nominating/Corporate Governance Committee, has determined that Mr. Schewel is “independent” for purposes of Board membership.
Board Leadership Structure and Risk Oversight
Mr. Kirshner has served as Chairman of the Board since the Company became a public company in 1986. He served as our Chief Executive Officer from 1986-2015, and he has served as our Executive Chairman since January 2016. Mr. Kirshner continues to be an integral part of the Company and focuses on the Company’s long-term strategic planning and development.
In May 2011, the Board adopted changes to the Company’s Corporate Governance Guidelines to provide for the designation of a Lead Director by the non-management directors, and Mr. Kasen was appointed as the Lead Director. The Lead Director presides at meetings of the non-management directors and is responsible for communicating to the Executive Chairman regarding the meetings.
The Audit Committee and the Board are principally responsible for monitoring risk management by the Company. Management regularly reports to the Audit Committee and the Board on litigation risks, underwriting risks, operating risks, reserving issues, investment risks, reinsurance and catastrophe risk management. Management also has established an enterprise risk management committee which reports on its activities to the Audit Committee or the Board at least annually. In addition, management reviews with the Compensation Committee the design of the Company’s incentive compensation programs to assist in evaluating whether the programs might encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. The Board believes it would follow substantially similar procedures in administering its risk oversight function regardless of its leadership structure.
Executive Sessions
The non-management directors (all of whom are independent) meet in executive session without management at each regularly scheduled Board meeting and at such other times as the non-management directors deem appropriate.

Communications with Directors
Any security holder or other interested party wishing to communicate with the Board of Directors as a whole, the non-management directors or an individual director should write to “Board of Directors,” “Non-Management Directors” or the individual director in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. Communications from security holders or other interested parties addressed in this fashion will be sent directly to the Board of Directors, the non-management directors or the individual director, as applicable.
Compensation of Non-employee Directors
The following table sets forth compensation for the Company’s non-employee directors for 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

J. Alfred Broaddus, Jr.	$75,000	$100,162	$10,000	$185,162
K. Bruce Connell	$75,000	$100,162	$11,768	$186,930
Douglas C. Eby	$75,000	$100,162	$0	$175,162
Stewart M. Kasen	$95,000	$100,162	$10,000	$205,162
Lemuel E. Lewis	$75,000	$100,162	$17,074	$192,236
Darrell D. Martin	$75,000	$100,162	$10,000	$185,162
Michael O. Reilly	$75,000	$100,162	$10,000	$185,162
Michael J. Schewel*	$90,000	$124,526	$10,000	$224,526
Jay M. Weinberg	$75,000	$100,162	$17,074	$192,236
Debora J. Wilson	$75,000	$100,162	$17,074	$192,236

*	Includes amounts paid to Mr. Schewel for his service as a director from his appointment in February 2015 until his election as a director in May 2015.
Each non-employee director is paid an annual fee of $75,000 and reimbursement of expenses incurred in connection with attending meetings. The Lead Director, Mr. Kasen, receives an additional annual retainer of $20,000.
Non-employee directors also receive a grant of approximately $100,000 in restricted stock annually, calculated based on the fair market value of the Company’s Common Stock on the grant date. In 2015, the Company matched up to $10,000 in charitable contributions made by each non-employee director. All Other Compensation includes the following amounts representing matching gifts: Mr. Broaddus ($10,000); Mr. Connell ($10,000); Mr. Kasen ($10,000); Mr. Lewis ($10,000); Mr. Martin ($10,000); Mr. O’Reilly ($10,000); Mr. Schewel ($10,000); Mr. Weinberg ($10,000); and Ms. Wilson ($10,000).
Non-employee directors are also eligible to participate, up to the total amount of fees received by the director, in the Prior Stock Purchase Plan. Participating directors receive Stock Bonus Awards in accordance with the terms of that plan equal to 10% of the net increase in shares purchased under the plan in a calendar year. Each of the following directors received bonus shares under the Prior Stock Purchase Plan during 2015 with the grant-date fair value for the bonus shares as indicated: Mr. Connell ($1,768); Mr. Lewis ($7,074); Mr. Weinberg ($7,074); and Ms. Wilson ($7,074).
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management, and in 2012, it extended that philosophy to its Board of Directors by adopting stock ownership guidelines for non-employee directors. The guidelines require non-employee directors to acquire and maintain ownership of Common Stock with a value at least equal to five times the annual cash retainer paid, which would currently be an aggregate of $375,000. Following an increase in the ownership requirement due to an increase in the annual cash retainer paid, the non-employee directors have five years to comply with the additional ownership expected to be held due to the annual cash retainer increasing. All shares acquired under the Prior Stock Purchase Plan count toward ownership requirements along with any restricted stock granted but not vested. Purchased shares are valued at the higher of cost to the director or market. All non-employee directors are expected to reach these minimum levels of ownership within five years of the later of the date of adoption of the guidelines, which was November 15, 2012, or the date of the director’s initial election to the Board. All non-employee directors meet the guideline requirements.

Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and the performance of the Company’s internal audit function. In addition, the Committee provides an avenue for communication between the internal auditors, the independent auditors, financial management and the Board.
The Board of Directors has determined that the following members of the Audit Committee are “audit committee financial experts” as defined by Item 407(d) of Regulation S-K under the Exchange Act: Messrs. Broaddus, Kasen, Lewis and O’Reilly and Ms. Wilson and that Mr. Connell is financially literate. In making this determination, the Board considered, among other things, the experience described under “Election of Directors” above and other relevant experience as summarized below:
Mr. Broaddus - As President of the Federal Reserve Bank of Richmond for eleven years, he had ultimate oversight responsibility for financial and accounting officers preparing financial reports for the bank. A Ph.D. in economics, he spent over 34 years working for the Federal Reserve Bank. He serves or has served on the audit committees of two other publicly traded companies and has supplemented his experience with formal training in accounting issues for corporate directors.
Mr. Connell - As Executive Vice President and Group Underwriting Officer of XL Capital Ltd. as well as chief executive and underwriter at various subsidiaries and predecessors to XL Capital Ltd., Mr. Connell has thirty years experience of combined insurance and financial expertise.
Mr. Kasen - As Chief Executive Officer of several publicly traded companies, he has supervised the chief financial officer and/or other accounting personnel in connection with their preparation of financial statements for the companies. He also has served on the audit committee of other publicly traded companies and has had extensive experience as a private investor in reviewing and analyzing financial statements and periodic reports of numerous public and private businesses.
Mr. Lewis - He has over 30 years of business experience and served for over six years as Chief Financial Officer of Landmark Communications, Inc., a privately held media company, with responsibility for the preparation of the company’s financial statements. In addition, he serves or has served as chairman of the board of directors and of the audit committee of the Federal Reserve Bank of Richmond and as a member of the audit committee of two other publicly traded companies.
Mr. O’Reilly - He has served as Chief Financial Officer of the Chubb Corporation for six years after having previously served as Chief Investment Officer. Mr. O’Reilly’s combination of insurance and financial experience is a valuable asset to the Board.
Ms. Wilson - As President and Chief Executive Officer of The Weather Channel, she supervised financial and accounting personnel in connection with their preparation of the company’s financial statements. She has also served as a member of the audit committee of two other publicly traded companies.
The Audit Committee held six meetings during 2015.
Compensation Committee
The Compensation Committee is appointed by the Board to review and approve corporate goals relevant to compensation for executive officers; evaluate executive officer performance and, in light of that performance, approve annual and long-term compensation; administer incentive stock plans; and approve or recommend executive incentive compensation plans and equity-based plans in which executive officers and members of the Board participate. The Committee also discusses succession planning with the Executive Chairman, Co-Chief Executive Officers and other executive officers and periodically reports its views to the full Board.
The Compensation Committee has full authority over compensation of the executive officers of the Company. The Committee’s authority is not delegated to any other person.
The Committee annually reviews and resets the compensation of the Company’s executive officers taking into account, among other factors, years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. The Committee considers recommendations from senior management in the course of its review.
The Committee has authority to retain, appoint, compensate and oversee the work of compensation advisers and require the Company to provide reasonable compensation to such advisers as determined by the Committee. Neither the Committee nor the Board has retained compensation consultants to assist it in determining the amount or form of compensation for executive officers or directors. When applicable, the Committee will conduct independence assessments of compensation advisers who provide advice to the Committee in accordance with the independence factors established by the New York Stock Exchange, as then in effect.
The Committee also reviews and assesses the compensation paid to members of the Board of Directors and recommends to the Board of Directors any changes the Committee believes are appropriate.
The Compensation Committee held four meeting and acted three times by unanimous written consent during 2015.
Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee is appointed by the Board to identify individuals qualified to become Board members; assist the Board in reviewing the independence, skills and characteristics of Board members as well as the size and composition of the Board; recommend to the Board the director nominees for the next annual meeting of shareholders; recommend to the Board nominees for each committee of the Board; and oversee the governance of the Company, including recommending to the Board the Corporate Governance Guidelines for the Company.
While the Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. The Committee seeks a mix of skills and experience on the part of Board members that will maximize the Board’s effectiveness. Among attributes the Committee takes into account are: integrity; leadership and policy making experience; business and financial expertise; government or community service; diversity of experience and of background; and the ability to act in the best interests of all shareholders. None of the attributes is given any particular weight in selecting a candidate. The Committee does not have a policy with respect to director diversity, but considers diversity, in its broadest sense, in selecting candidates who have a mix of experiences and backgrounds that will enhance the quality of the Board’s interactions and decisions. The Committee also seeks to have candidates with a diversity of backgrounds and experience that complement the backgrounds and experience of others on the Board. The Committee conducts an annual self-evaluation and has determined in connection with past self-evaluations that both its processes and the performance of its functions were appropriate.
Candidates should be committed to representing the long-term interests of all of the shareholders and should not have any interests which conflict with service with the Company. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.
The Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. Any shareholder wishing to recommend a nominee for consideration should write to the Chairman of the Nominating/Corporate Governance Committee in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.
The Nominating/Corporate Governance Committee held four meetings during 2015.
Code of Conduct
The Board of Directors has adopted a Code of Conduct which is applicable to all directors and associates, including executive officers. The Company has posted the Code of Conduct on its website, www.markelcorp.com. The Company intends to disclose any amendments to the Code of Conduct, as well as any waivers for directors or executive officers, by posting such information on its website.
Review of Transactions with Related Persons
Under the Company’s Code of Conduct, any potential conflict of interest that involves a director or executive officer must be approved by the Board of Directors or a designated committee. At this time, all such transactions are reviewed by the Board. In connection with the Board’s review, the Board is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.
Certain Transactions
Mr. Kirshner’s spouse and son-in-law are each employed by a Company subsidiary as Executive Producer and Managing Executive, respectively. In 2015, total compensation to Mr. Kirshner’s spouse was less than $120,000. Total compensation paid to Mr. Kirshner’s son-in-law in 2015 was approximately $735,000.

Mr. Crowley’s son is employed by the Company as a Senior Director. Total compensation paid to Mr. Crowley’s son in 2015 was approximately $240,000.
Mr. Gayner’s spouse is employed by a Company subsidiary as President and Chief Executive Officer. In 2015, total compensation to Mr. Gayner’s spouse was approximately $280,000.
Mr. Martin’s son is employed by a Company subsidiary as Managing Executive, Operations. Total compensation paid to Mr. Martin’s son in 2015 was approximately $790,000.
Mr. Schewel is a partner with the law firm of McGuireWoods LLP, which provides legal services to the Company. During 2015, the Company paid McGuireWoods approximately $480,000 for legal services, constituting less than 0.5% of McGuireWoods’ annual gross revenues.

COMMITTEE REPORTS
Report of the Audit Committee
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee has also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees; has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and has discussed KPMG’s independence with KPMG. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by KPMG is compatible with maintaining independence and has discussed with KPMG its independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
The Audit Committee performs the oversight role assigned to it by the Board of Directors in its charter. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board and for attesting to the effectiveness of the Company’s internal controls. The members of the Audit Committee are not accountants or auditors and rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Members of the Audit Committee
Lemuel E. Lewis, Chairman, J. Alfred Broaddus, Jr., K. Bruce Connell,
Stewart M. Kasen, Michael O’Reilly and Debora J. Wilson
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Members of the Compensation Committee
Douglas C. Eby, Chairman, K. Bruce Connell, Stewart M. Kasen, Jay M. Weinberg and Debora J. Wilson

COMPENSATION DISCUSSION AND ANALYSIS
The Company focuses on a business model under which the combination of underwriting profits and investment returns (including earnings from non-insurance operations) builds shareholder value over the long term. This focus is reflected in the Company’s compensation philosophy and programs. The Company’s objective is for its associates, including the Company’s executive officers, to earn reasonable base salaries and benefits, but have the opportunity to earn significant performance incentives based on underwriting profitability or growth in book value, which takes into account both the profits earned from underwriting operations and the earnings on the Company’s investments. An additional feature is a strong emphasis on equity ownership, with the expectation that it will result in associates thinking and managing the Company’s business like owners.
Compensation Philosophy
The Company’s compensation philosophy is informed by our management philosophy. Our management style differs from many, if not most, other companies, so not surprisingly our compensation system does as well. All members of our management are expected to adhere to the Markel Style and the spirit of teamwork it embraces. Among other things, this involves trust and respect of the abilities of fellow decision makers within management. As opposed to a top-down culture, decisions are made collegially. On each subject, there will be an ultimate decision maker. It will not, however, be the same person for each decision. The decision maker is expected to listen and understand the perspectives of other members of management. At the same time, the whole group is expected to follow whatever decision is ultimately made.
Our overriding perspective is a long-term one, and correspondingly, we believe growth in book value per share over a multi-year period is the best measure for assessing how we are doing at running the Company and creating shareholder value.
Based on our management philosophy, there are compensation practices we follow in our effort to attract, motivate, reward and retain executive officers to run the Company. Because of our collegial leadership style, management compensation will be more tightly grouped than may be the case with other companies. Salaries of our executive officers should fairly reflect the level of responsibility and authority we expect them to assume. While we use various comparative data as a check on our decisions, we do not believe such data should drive compensation decisions. All our executive officers receive incentive compensation relative to their base salaries on an equivalent basis, and incentive compensation should compromise the vast majority of their target compensation. Consistent with our long-term perspective, we believe incentive compensation should be paid primarily on the basis of growth in book value over a multi-year period. We believe we should pay for performance in terms of absolute, not relative, performance. Zero incentive compensation has been, and should be, a real possibility.
The following discussion examines each of the key elements of compensation, how they are determined, and how they fit within the overall compensation structure.
Base Salary and Benefits
In general, base salary levels for executive officers are set by the Compensation Committee of the Board of Directors at levels believed to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation structure. The Compensation Committee has not retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Committee has instead relied on the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company, as well as information available to the members of the Committee from sources both within and outside the Company. In addition, the Committee takes into account: years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. Because of the significant incentive opportunities available to managers of the Company’s subsidiaries based on underwriting performance, the Committee also evaluates total compensation to executive officers to ensure overall fairness.
The Company’s executive officers are led by the Office of the Chairman, with Alan I. Kirshner as Executive Chairman and Anthony F. Markel and Steven A. Markel as Vice Chairmen. Mr. Kirshner also served as the Company’s Chief Executive Officer through December 31, 2015. Effective January 1, 2016, Thomas S. Gayner and Richard R. Whitt, III are Co-Chief Executive Officers, while F. Michael Crowley is the Company’s sole President, and each of them report to the Chairman. Other executive officers are: Anne G. Waleski, Chief Financial Officer; Gerard Albanese, Jr., Chief Underwriting Officer; Bradley J. Kiscaden, Chief Actuarial Officer; and Britton L. Glisson, Chief Administrative Officer and President, Global Insurance.
In May 2015, the Compensation Committee approved recommended annual base salary increases for the following individuals: $50,000 for Ms. Waleski which brought her annual base salary to $550,000, $25,000 for Mr. Kiscaden which brought his annual base salary to $450,000 and $25,000 for Mr. Albanese which brought his annual base salary to $625,000, all effective May 11, 2015. The Compensation Committee increased these executive officers’ annual base salaries in recognition of their respective contributions to the performance of the Company and commensurate with their experience and responsibilities. In December 2015, Mr. Albanese informed the Company of his intention to retire in July 2016.
The Company offers a competitive package of employee retirement and welfare benefits, in which executive officers participate on the same basis as other salaried associates. The Company’s Retirement Savings Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the “Code”). Each of the executive officers participated in the plan in 2015 and received the maximum Company contribution under the plan ($23,850) for the year. Other than the Deferral Plan described below, there is no supplemental benefit plan for executive officers with respect to the Retirement Savings Plan or any employee welfare plan.
Deferral Plan
On November 19, 2015, the Board, upon the recommendation of the Compensation Committee, adopted The Markel Corporation Voluntary Deferral Plan (the “Deferral Plan”), which will become effective April 1, 2016. The Deferral Plan is an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees of the Company, including the Company’s named executive officers. Below is a brief description of the terms and conditions of the Deferral Plan. Currently, there are no amounts payable to any named executive officer under the Deferral Plan.
The Deferral Plan is an account-based plan that allows participants to defer voluntarily the payment of current compensation to future years. The Deferral Plan permits each participant to defer up to 30% of base salary and up to 100% of any cash bonus and performance-based cash compensation, which amounts would be credited to an account established for the participant under the Deferral Plan. The amounts credited to a participant’s account will always be fully vested.
Amounts credited to a participant’s account will be indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives available under the Deferral Plan. Each participant’s account will be adjusted to reflect gains and losses based on the performance of the selected investment alternatives. A participant may elect to receive distributions from the Deferral Plan: (1) upon separation from service, in either a lump sum or installment payments over three, four or five years, as elected by the participant; (2) when a participant reaches a certain age or on dates specified by the participant between 3 and 15 years, in either case, in the future with such in-service distribution payments made in either a lump sum or annual installments over a term of either five, ten or fifteen years, as elected by the participant. The participant’s distribution election regarding in-service payments will be subject to override upon the participant’s death with a lump sum payment. There will be a six month delay for commencement of payment upon termination of employment to any “specified employee” as defined under Internal Revenue Code Section 409A.
The Compensation Committee is the administrator of the Plan.
Stock Purchase and Bonus Plan
The Company also offers the Stock Purchase and Bonus Plan to encourage stock ownership by our associates and non-employee directors. If an associate (including an executive officer) or non-employee director purchases shares at fair market value under the Stock Purchase and Bonus Plan, the Company pays an annual stock bonus of ten percent of the associate’s or non-employee director’s net increase in shares under the Stock Purchase and Bonus Plan for the year. The Stock Purchase and Bonus Plan also includes a loan program component that is available to all associates who are not executive officers. The loan program is designed to facilitate the purchase of shares of the Company’s Common Stock by non-executive employees. As required by the Sarbanes-Oxley Act, loans under the loan program are not available to directors and executive officers. The loan program includes an incentive payment if the Company’s growth in book value goals are met.
Incentive Compensation
The Company’s incentive compensation program for executive officers generally consists of two elements—cash incentive compensation paid under the Executive Bonus Plan and Restricted Stock Units issued either under the 2012 Equity Incentive Compensation Plan or, before April 1, 2012, the Omnibus Incentive Plan. All executive officers participate in the Executive Bonus Plan. All executive officers other than Steven A. Markel and Anthony F. Markel were also eligible to receive Restricted Stock Units for 2015. Steven A. Markel and Anthony F. Markel (and, until 2012, Mr. Kirshner) have not participated in either the 2012 Equity Incentive Compensation Plan or the Omnibus Incentive Plan at their request because of both the substantial ownership of Common Stock they already have and their belief that the benefits of Restricted Stock Unit awards to the Company and to the individuals involved were more significant in the case of other members of management. The lack of participation by these executive officers in these plans has not been reflected in higher bonus opportunities under the Executive Bonus Plan.

Awards to executive officers under the Executive Bonus Plan, the 2012 Equity Incentive Compensation Plan and the Omnibus Incentive Plan have generally been subject to the achievement of pre-established performance goals. The principal performance measure used in both plans for 2015 was the same—growth in book value over the past five year period.
Growth in book value over a period of several years is used as the primary performance goal under the plans based on a belief that consistent increases in book value will enhance the value of the Company and will, over time, benefit shareholders through higher stock prices. The five-year measurement period provides balance between line of sight for actions currently being taken and a long-term perspective in managing the Company’s operations. In addition, using a longer-term measurement period does not encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. We believe using this metric to reward executive performance has appropriately and successfully focused the attention and efforts of our executives on long-term performance for the ultimate benefit or our shareholders.
Book value calculations may be modified by the Compensation Committee to reflect transactions not in the ordinary course which may affect book value including, but not limited to, share issuances or conversions, share repurchases, dividends, and capital or other transactions affecting book value. The principal adjustments to the calculation of book value that have been made for 2015 are to eliminate the effect of all transaction-related, non-recurring changes in book value arising from the acquisition of Alterra as well as share repurchases by the Company. In March 2014, the Compensation Committee approved a change in the calculation of the growth in book value from compound growth in book value to a straight average growth in book value to more closely approximate the internal rate of return calculation for the period while at the same time muting the accretive impact of the share issuance relating to the Company’s acquisition of Alterra in 2013.
The Compensation Committee last modified the grid used to determine the payouts made to executive officers under both plans in March 2014 to more adequately incentivize and reward (if targets were achieved) the executives for incremental performance achievements recognizing the increased value to shareholders of such incremental achievements in a much larger Company, particularly in a low interest rate environment. The Compensation Committee acknowledged that as circumstances within the Company or the broader economy warranted, the measures used to evaluate performance set forth in the grid would be subject to reassessment.
In 2015, in the case of all named executive officers except for Mr. Albanese, the sole performance measure was the five-year straight average of growth in book value. For Mr. Albanese, 50% of his award was based on that measure and 50% was based on the combined ratio performance and growth in gross written premiums for designated underwriting units for which he had management responsibility. Achievement of these goals was measured against a grid that could result in payouts ranging from 39% to 200% of target depending on the combination of underwriting profit and premium growth. This measure was also subject to a corporate modifier, expressed in percentage terms ranging from 75% to 150%, based on the combined ratio performance for all underwriting units.
As illustrated in the discussion below and in the tabular and other information under “Executive Compensation,” all executive officers have the potential to receive a majority of their total compensation in the form of incentive compensation. Moreover, if the Company achieves excellent performance over a multi-year period, a substantial majority (up to 80% for the named executive officers) of their total compensation would be in the form of incentive compensation. While the Company believes it is important to provide incentive compensation at these levels, it believes it is also important to require sustained performance to achieve maximum payouts.
Executive Bonus Plan
The amended and restated Markel Corporation Executive Bonus Plan was approved by shareholders in 2015 (the “Executive Bonus Plan”). The Executive Bonus Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards and to determine the type of award and its terms and conditions. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the Executive Bonus Plan.
The Executive Bonus Plan is designed so that payments may qualify for the performance-based exception to the $1,000,000 deduction limit under Section 162(m) of the Code. Awards are subject to the achievement of pre-established performance goals and are administered to comply with the requirements of Section 162(m).
As discussed above, performance goals for 2015 primarily related to growth in book value. The Compensation Committee sets the amounts payable under each performance award. For each of the named executive officers, the scale currently used for bonus awards based on growth in book value is set forth under “Non-Equity Incentive Plan Awards” below. The executive receives the appropriate payment at the end of the performance period if the performance goals and other terms and conditions of the award are met. Awards are payable in cash. Under the Executive Bonus Plan, the aggregate maximum cash amount payable under the plan to any employee in any year cannot exceed the lesser of 250% of base salary or $3,500,000. Any performance award must be made before the 90th day of the period for which the performance award relates and before the completion of 25% of the period.

In addition, while the Executive Bonus Plan caps incentive compensation paid to any individual, the Compensation Committee reserves the right to approve supplementary bonuses outside of the Executive Bonus Plan in the case of growth in book value exceeding 17% or other special circumstances.
2012 Equity Incentive Compensation Plan
The Compensation Committee approved performance-based Restricted Stock Unit awards in February 2015 for the named executive officers, as well as other members of management of the Company and its subsidiaries, under the Company’s 2012 Equity Incentive Compensation Plan. Under the awards, Restricted Stock Units, expressed in dollars as a percentage of base salary, could be granted based on growth in book value, or in the case of Mr. Albanese, both in book value and underwriting performance underwriting performance. Each Restricted Stock Unit represents the right to receive one share of Common Stock. The table below under “Stock Awards” shows the potential value of Restricted Stock Unit grants under the awards, expressed as a percentage of base salary. Awards of Restricted Stock Units are generally administered as performance grants, designed so that payments may qualify for the performance-based exception to the $1,000,000 deduction limit under Section 162(m). After a Restricted Stock Unit is granted, the Restricted Stock Unit is subject to a vesting schedule, usually cliff vesting after a three-year period. The named executive officers have the potential to earn equal amounts of incentive compensation in the form of cash and Restricted Stock Units. Paying a substantial portion of incentive compensation in Restricted Stock Units has the advantage of both increasing the executive officers’ equity ownership in the Company (which is aligned with the Company’s emphasis on equity ownership by associates) and furnishing a retention incentive (i.e., the executive officer must remain employed by the Company in order to be assured of vesting in the stock).
The 2012 Equity Incentive Plan does not allow for stock options.
Payouts for 2015 Performance
The five-year straight average of the growth in book value from January 1, 2011 through December 31, 2015, adjusted as described above, was 11%. According to the terms of the awards, this would result in payouts to Messrs. Kirshner, Crowley, Gayner and Whitt and Ms. Waleski for 2015 performance equal to 80% of base salary, with a corresponding issuance of performance-based Restricted Stock Unit awards under the 2012 Equity Incentive Compensation Plan. According to the terms of Mr. Albanese’s award, the growth in book value component would result in a payout of 40% of his base salary. With respect to his combined ratio and premium growth targets, the designated units achieved a 89% combined ratio and -1% premium growth, which was 184% of target. The corporate modifier, also based on a 89% combined ratio, was 130%, resulting in a payout of 239.2% of target, or 119.6% of base salary, for these measures.
No discretionary bonuses were granted to any of the Company’s named executive officers for 2015 Performance.
Retention Awards
For recruitment and retention purposes, grants of Restricted Stock Units have been made under the 2012 Equity Incentive Compensation Plan, or the Omnibus Incentive Plan, from time to time as circumstances warrant. No retention awards were made in 2015 to any of the Company’s named executive officers.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management. The Board of Directors has adopted stock ownership guidelines that require executive officers to acquire and maintain ownership of Common Stock with a value at least equal to five times base salary and other members of senior management to acquire and maintain ownership of Common Stock with a value at least equal to two or three times base salary, depending on position. Restricted Stock Units subject to vesting requirements are counted as owned shares for purposes of the guidelines. Newly hired or newly promoted executives are expected to reach these minimum levels of ownership within five years. Shares as to which the economic risks of ownership are hedged are not considered “owned” for this purpose. All persons who were executive officers in 2015 currently meet or exceed these guidelines.
Perquisites
The Company provides limited perquisites to its executive officers. In 2015, each of the named executive officers received less than $10,000 in perquisites and personal benefits.
Employment Agreements
The Company has entered into employment agreements with each of its executive officers. The material terms of these agreements and the severance benefits payable under various scenarios are described under the heading “Potential Payments Upon Termination or Change in Control.”

Each of the employment agreements provides assurances to the Company with regard to the availability of the executive’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the executive officers to compete with the Company during their employment and after its termination. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for “cause.” For this purpose, “cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.
In addition, Messrs. Crowley, Gayner, Whitt and Albanese and Ms. Waleski are provided additional assurances following a Change in Control. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without cause or if they chose to terminate their employment for “Good Reason.” See “Potential Payments Upon Termination or Change in Control” for a description of the benefits payable and for definitions of these terms. This additional “double trigger” protection has been provided to Messrs. Crowley, Gayner, Whitt and Albanese and Ms. Waleski because they are considered more vulnerable in a Change in Control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers. The employment agreement for Mr. Kirshner does not include additional Change in Control protections because they are not perceived to be necessary in his case.
None of the employment agreements with the Company’s executive officers include provisions for tax gross-ups, in respect of the “parachute payment” tax imposed by Section 280G of the Code or otherwise.
Tax and Accounting Treatment
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of U. S. compensation that will be deductible for U. S. tax purposes by the Company with respect to each of the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer). Performance-based compensation that meets certain requirements will not be subject to the deduction limit. Annual Restricted Stock Unit awards and cash incentive payments under the Executive Bonus Plan are designed to meet their requirements. The Compensation Committee retains discretion to make bonus payments or to award grants that will count against the $1,000,000 limit. The Compensation Committee will continue to monitor the impact of the Section 162(m) limit and will attempt to minimize the loss of tax deductions in future years as long as doing so is consistent with its objectives for management compensation.
Compensation expense with respect to Restricted Stock Units under the 2012 Equity Incentive Compensation Plan and the Omnibus Incentive Plan is fixed for accounting purposes based on the fair value of the award at the grant date, i.e., the date on which the Compensation Committee determines the number of Restricted Stock Units to be awarded. The compensation expense is recognized over the period ending when the awards vest.
Clawback Policy
In February 2013, the Board approved the adoption of the Markel Clawback Policy. If financial results filed with the Securities and Exchange Commission are restated due to material non-compliance resulting from fraud or intentional misconduct, the Board of Directors or an independent Board committee will review performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. To the extent permitted by applicable law, the Board of Directors or an independent Board committee will seek, as it deems appropriate, the recovery on behalf of the Company of any performance-based compensation paid to executive officers whose conduct directly caused the need for restatement. The foregoing will be in addition to seeking any amounts the principal executive officer and principal financial officer may be required to repay under applicable laws.
This Clawback Policy will be reviewed once final rules regarding clawback requirements are released under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will be amended in order to comply with such requirements and any other “clawback” provisions required by law or the listing standards of the NYSE.
Say on Pay and Say on Frequency Votes
At the 2014 Annual Meeting of Shareholders, more than 91 percent of the votes cast approved the Company’s executive compensation program. A majority of the votes cast at the 2011 Annual Meeting of Shareholders also favored holding a non-binding shareholder advisory vote on the compensation of executives as required by Section 14A(a)(2) of the Securities Exchange Act of 1934 once every three years. The next time both of these items are required to be voted on is in 2017.

EXECUTIVE COMPENSATION
The following table provides compensation information for the Company’s principal executive officer, principal financial officer and other named executive officers for services in their capacities as such during 2015 and preceding years, where applicable.
SUMMARY COMPENSATION TABLE

Name and Principal Position*	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)

Alan I. Kirshner Chairman and Chief Executive Officer	2015 2014 2013	$900,000 $900,000 $833,333	-0- -0- $225,000	$720,000 $1,125,000 $3,125,000	$720,000 $1,125,000 $900,000	-0- -0- -0-	$24,400 $23,400 $22,950	$2,364,400 $3,173,400 $5,106,283
F. Michael Crowley President and Co-Chief Operating Officer	2015 2014 2013	$750,000 $750,000 $683,333	-0- -0- $187,500	$600,000 $937,500 $2,937,500	$600,000 $937,500 $750,000	-0- -0- -0-	$23,850 $23,763 $23,541	$1,973,850 $2,648,763 $4,581,874
Thomas S. Gayner President and Chief Investment Officer	2015 2014 2013	$750,000 $750,000 $708,333	-0- -0- $187,500	$600,000 $937,500 $2,937,500	$600,000 $937,500 $750,000	-0- -0- -0-	$24,400 $23,400 $23,430	$1,974,400 $2,648,400 $4,606,763
Richard R. Whitt, III President and Co-Chief Operating Officer	2015 2014 2013	$750,000 $750,000 $708,333	-0- -0- $187,500	$600,000 $937,500 $2,937,500	$600,000 $937,500 $750,000	-0- -0- -0-	$23,879 $23,440 $23,550	$1,973,879 $2,648,440 $4,606,883
Gerard Albanese, Jr.** Executive Vice President and Chief Underwriting Officer	2015 2014 2013	$615,385 $600,000 $558,333	-0- -0- $75,000	$997,500 $699,000 $3,050,000	$997,500 $699,000 $975,000	-0- -0- -0-	$23,850 $23,950 $23,430	$2,634,235 $2,021,950 $4,681,763
Anne G. Waleski Executive Vice President and Chief Financial Officer	2015 2014 2013	$530,769 $468,750 $408,333	-0- -0- $106,250	$440,000 $625,000 $1,281,250	$440,000 $625,000 $425,000	-0- -0- -0-	$23,850 $23,400 $23,890	$1,434,619 $1,742,150 $2,244,723
 __________________________

*	Effective January 1, 2016, Alan I. Kirshner is Executive Chairman, Thomas S. Gayner and Richard R. Whitt, III are Co-Chief Executive Officers and F. Michael Crowley is the Company’s sole President.

**
Mr. Albanese was not a named executive officer for 2015 (based on his 2014 compensation); however, his compensation information is presented for 2013, 2014 and 2015. In December 2015, Mr. Albanese informed the Company of his intention to retire in July 2016.

In accordance with applicable rules of the Securities and Exchange Commission, the Summary Compensation Table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are available generally to all salaried employees.
Amounts shown under “Bonus” represent discretionary cash incentive compensation paid to the named individuals for 2013.
Amounts shown under “Stock Awards” fall into one of three categories. The amounts represent the fair value of the awards determined at the time of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718, Compensation-Stock Compensation:

•	Restricted Stock Units awarded based on the achievement of performance goals.

•	Additional Restricted Stock Units awarded in 2014 for 2013 performance, on the same terms as those awarded for achievement of performance goals.

•
In May 2013, Messrs. Kirshner, Crowley, Gayner, Whitt and Albanese each received a grant of 3,805 Restricted Stock Units, and Ms. Waleski received a grant of 1,427 Restricted Stock Units. For each of these grants, the Restricted Stock units are scheduled to vest on May 13, 2016, subject to certain conditions and with pro rata vesting in the case of death or disability.

Non-Equity Incentive Plan Compensation consists of amounts paid under the Company’s Executive Bonus Plan. See “Grants of Plan-Based Awards—Non-Equity Incentive Plan Awards” for a discussion of these payments and to compare amounts actually paid out as reflected in the Summary Compensation Table with potential payouts at various performance levels.
All Other Compensation for 2015 includes the following: The Company’s contributions under the Company’s Retirement Savings (401(k)) Plan in the amount of $23,850 for each person named in the Summary Compensation Table.
Each of the named executive officers received less than $10,000 in perquisites and personal benefits in 2015.

GRANTS OF PLAN-BASED AWARDS

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards*				Estimated Possible Payouts Under Equity Incentive Plan Awards**			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Alan I. Kirshner	2/23/2015 2/22/2016	$360,000	$900,000	$2,250,000	$360,000	$900,000	$1,800,000	829	$720,000
F. Michael Crowley	2/23/2015 2/22/2016	$300,000	$750,000	$1,875,000	$300,000	$750,000	$1,500,000	691	$600,000
Thomas S. Gayner	2/23/2015 2/22/2016	$300,000	$750,000	$1,875,000	$300,000	$750,000	$1,500,000	691	$600,000
Richard R. Whitt, III	2/23/2015 2/22/2016	$300,000	$750,000	$1,875,000	$300,000	$750,000	$1,500,000	691	$600,000
Gerard Albanese, Jr.	2/23/2015 2/22/2016	$250,000	$625,000	$1,562,500	$250,000	$625,000	$1,250,000	1,149	$997,500
Anne G. Waleski	2/23/2015 2/22/2016	$220,000	$550,000	$1,375,000	$220,000	$550,000	$1,100,000	507	$440,000

*
The Executive Bonus Plan caps awards at 250% of base salary, which is the amount shown under the “Maximum” column. The Committee reserves the right to reduce the maximum amount payable in its discretion. The Compensation Committee reserves the right to approve supplementary bonuses outside of the Plan in the case of growth in book value exceeding 17% or in other special circumstances.

**
When targets are set for performance-based awards, potential awards are expressed as a percentage of salary (with the reference amount being base salary at year end). The number of units awarded is determined by dividing the dollar amount by the fair market value of Common Stock on the date that the Compensation Committee certifies that the performance goals have been met. Awards in excess of 200% of base salary may be made at the discretion of the Compensation Committee outside of the Plan.

This table shows all grants of awards under the Company’s incentive plans made during 2015. The “Grant Date Fair Value of Stock Awards” column shows the fair value of awards actually made in or for 2015 for financial reporting purposes. The remaining columns represent compensation that was potentially payable for 2015.
Amounts shown in the “Non-Equity Incentive Plan Awards” and “Equity Incentive Plan Awards” columns for all executive officers reflect potential payouts for 2015 to each executive officer at threshold, target and maximum performance levels. To compare these potential payouts with amounts actually paid, see the discussion below under “Non-Equity Incentive Plan Awards” and “Stock Awards.”
The awards shown for the named individuals dated 2/22/2016 under “All Other Stock Awards” represent the actual payout made in 2016 for 2015 performance.

Non-Equity Incentive Plan Awards
For 2015, all named executive officers were eligible to receive awards under the Company’s Executive Bonus Plan, expressed as a percentage of year-end base salary. In the case of Messrs. Kirshner, Crowley, Gayner and Whitt and Ms. Waleski, awards were based on the five-year straight average of the growth in book value of Common Stock as reflected in the schedule below. The five-year straight average of the growth in book value for the period ending December 31, 2015 was 11% (rounded to the nearest whole number), yielding an incentive payout of 80% of target. To eliminate the substantial accretion to book value per share resulting from the Alterra acquisition in 2013, the Compensation Committee approved in 2014, the calculation of growth in book value using a straight average annual growth in book value for the 2011-2015 years, as adjusted (8.32% for 2011; 14.22% for 2012; 13.25% for 2013; 14.42% for 2014; and 3.29% for 2015). Mr. Albanese’s award was based 50% on the book value target and 50% on combined ratio and premium growth targets for designated underwriting units. Achievement of the latter goals was measured against a grid that could result in payouts ranging from 39% to 200% of target depending on the combination of underwriting profit and premium growth. This measure was also subject to a corporate modifier, expressed in percentage terms ranging from 75% to 150%, based on combined ratio performance for all underwriting units. The designated units achieved a 89% combined ratio and -1% premium growth, which was 184% of target. The corporate modifier, also based on a 89% combined ratio, was 130%, resulting in a payout of 239.2% of target, or 119.6% of base salary, for these measures.

Growth in Book Value Per Share	Award as % of Base Salary under the Plan
Under 6%	0%
6%*	40%
7%*	40%
8%*	40%
9%*	40%
10%	60%
11%	80%
12%	100%
13%	125%
14%	150%
15%	175%
16%	200%
17% or more **	Discretionary

*	In the case of performance in this range, the Compensation Committee is expected to use discretion to determine whether the award should be reduced.
**
In the case of high performance at this level, the maximum Award will be 250% of Base Salary and, the Committee may, in its discretion, reduce the maximum amount payable. In addition, the Committee may, in its discretion, award additional bonuses outside the Plan.

No discretionary awards were made to any of the named executive officers for 2015.

Stock Awards
For 2015, the Compensation Committee also approved performance-based Restricted Stock Unit awards for the named executive officers under the 2012 Equity Incentive Plan. Each unit represents the right to receive one share of Common Stock. The schedule below shows potential Restricted Stock Unit grants under the awards for Messrs. Kirshner, Crowley, Gayner and Whitt and Ms. Waleski, expressed as a percentage of year-end base salary. Potential awards were based on growth in book value for the period from January 1, 2011 to December 31, 2015. See “Outstanding Equity Awards at Fiscal Year-End” for additional information on vesting. The five-year straight average growth in book value for the period ending December 31, 2015 was 11% (rounded to the nearest whole number). To eliminate the substantial accretion to book value per share resulting from the Alterra acquisition in 2013, the Compensation Committee approved in 2014, the calculation of growth in book value using a straight average annual growth in book value for the 2011-2015 years, as adjusted (8.32% for 2011; 14.22% for 2012; 13.25% for 2013; 14.42% for 2014; and 3.29% for 2015). Mr. Albanese’s award was based 50% on the book value target and 50% on combined ratio and premium growth targets for designated underwriting units. Achievement of the latter goals was measured against a grid that could result in payouts ranging from 39% to 200% of target depending on the combination of underwriting profit and premium growth. This measure was also subject to a corporate modifier, expressed in percentage terms ranging from 75% to 150%, based on combined ratio performance for all underwriting units. The designated units achieved a 89% combined ratio and -1% premium growth, which was 184% of target. The corporate modifier, also based on a 89% combined ratio, was 130%, resulting in a payout of 239.2% of target, or 119.6% of base salary, for these measures.

Growth in Book Value Per Share	Restricted Stock Unit Award as % of Base Salary under the Plan
Under 6%	0%
6%*	40%
7%*	40%
8%*	40%
9%*	40%
10%	60%
11%	80%
12%	100%
13%	125%
14%	150%
15%	175%
16%	200%
17% or more **	Discretionary

*	In the case of performance in this range, the Compensation Committee is expected to use discretion to determine whether the award should be reduced.
**	In the case of high performance at this level, the Committee may, in its discretion, award additional Restricted Stock Units outside of the 2015 Plan.
No discretionary awards were made to any of the named executive officers for 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested*	Market Value of Shares or Units of Stock That Have Not Vested

Alan I. Kirshner	8,717	$7,700,162
F. Michael Crowley	9,520	$8,409,492
Thomas S. Gayner	7,985	$7,053,550
Richard R. Whitt, III	7,985	$7,053,550
Gerard Albanese, Jr.	7,482	$6,609,225
Anne G. Waleski	4,589	$4,053,693

*
Does not include 1,668 units that have not been settled in shares to each of Messrs. Crowley, Gayner, Whitt and Albanese at December 31, 2015, but which pursuant to retention awards made in May 2010 have vested. 20% of the units awarded in May 2010 vested and were issued after one year. The remaining 80% of the units vested in May 2015. Of the 80% of the units that vested in May 2015, an additional 25% of the units were settled in shares in July 2015 upon attaining share price targets in accordance with the terms of the stock award and an additional 12.5% of the units were settled in shares in January 2016 upon attaining share price targets in accordance with the terms of the award. The remaining units are payable only following termination of employment, except that payment may occur earlier if additional designated share price targets are attained. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

The stock awards reflected in the table are Restricted Stock Units granted under the Company’s 2012 Equity Incentive Plan and Omnibus Incentive Plan.
For each of Messrs. Kirshner, Crowley, Gayner, Whitt and Albanese and Ms. Waleski the number of shares also includes Restricted Stock Units awarded for performance in 2011, 2012, 2013 and 2014, as applicable. The units awarded for performance in 2011 will vest in December 2016 (1,684 units for Mr. Crowley). The units awarded for performance in 2012 will vest in December 2017 (1,417 units for Mr. Kirshner, 1,118 units for Mr. Crowley, 1,267 units for each of Mr. Gayner and Mr. Whitt, 890 units for Mr. Albanese, and 760 units for Ms. Waleski). The units awarded for performance in 2013 will vest in December 2018 (1,973 units for Mr. Kirshner, 1,644 units for each Messrs. Crowley, Gayner and Whitt, 1,841 units for Mr. Albanese, and 931 units for Ms. Waleski). The units awarded for performance in 2014 will vest in December 2017 (1,522 units for Mr. Kirshner, 1,269 units for each Messrs. Crowley, Gayner and Whitt, 946 units for Mr. Albanese, and 846 units for Ms. Waleski). Early vesting, in whole or in part, may occur upon death, disability, retirement, following a change in control and job loss or if the Compensation Committee determines the executive had an approved termination of employment. Even upon early vesting, the shares will generally not be issued until the end of the applicable period. The awards and shares received under them may be subject to forfeiture and/or partial recapture if: (i) the executive is terminated for cause; (ii) the executive becomes associated with a business that competes with the Company; or (iii) the Committee determines the executive has engaged in conduct detrimental to the interests of the Company.
Ms. Waleski was granted 1,250 Restricted Stock Units in May 2011, 50% of which vested in May 2015 and 50% of which will vest in May 2016, subject to continued employment.
In May 2013, Restricted Stock Units were awarded to each of the named executive officers for retention purposes relating to the Alterra acquisition in May 2013 (3,805 units for each Messrs. Kirshner, Crowley, Gayner, Whitt and Albanese, and 1,427 for Ms. Waleski). Subject to certain conditions, the awards made in May 2013 will vest in May 2016, with pro rata vesting in the event of death or disability.
Holders of Restricted Stock Units are not entitled to receive any dividends before vesting and issuance of the shares underlying the units.
Values are based on the closing price of shares of Common Stock on December 31, 2015 ($883.35 per share).

OPTION EXERCISES AND STOCK VESTED
Restricted stock units vested for the named executive officers in the following amounts during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vestingab	Value Realized on Vesting[b]

F. Michael Crowley	2,229	$1,929,589
Thomas S. Gayner	0[c]	0[c]
Richard R. Whitt, III	1,627	$1,397,812
Gerard Albanese, Jr.	1,275	$1,086,873
Anne G. Waleski	907	$756,911

[a]	Reflects shares receivable before payment of applicable withholding taxes.

[b]
Does not include 1,668 units that have not been settled in shares to each of Messrs. Crowley, Gayner, Whitt and Albanese at December 31, 2015, but which pursuant to retention awards made in May 2010 have vested.

c
Restricted Stock Units vested for Mr. Gayner in July and December of 2015. He has deferred receipt of the shares issuable in respect of the units. Had receipt not been deferred, he would have received 1,627 shares having a fair market value on the date of vesting of $1,397,812, subject to payment of applicable withholding taxes.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at December 31, 2015 ($)*

F. Michael Crowley				$1,473,428
Thomas S. Gayner	$1,362,587	$1,313,650	$0	$8,492,527
Richard R. Whitt, III				$1,473,428
Gerard Albanese, Jr.				$1,473,428

*
Includes 1,668 units that have not been settled in shares to each of Messrs. Crowley, Gayner, Whitt and Albanese at December 31, 2015, but which pursuant to retention awards made in May 2010 have vested. 556 of the 1,668 units were settled in shares in January 2016 upon attaining share price targets in accordance with the terms of the award. The remaining units are payable only following termination of employment, except that payment may occur earlier if additional designated share price targets are attained. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

Mr. Gayner has deferred receipt of shares issuable in respect to Restricted Stock Units that vested in 2015, 2012 and prior years under the Omnibus Incentive Plan. The aggregate number of deferred shares at December 31, 2015 was 7,946, which are valued based on the closing price of shares of Common Stock on December 31, 2015 ($883.35 per share). The deferred shares will be distributed based on Mr. Gayner’s elections.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has entered into an employment agreement with Mr. Kirshner which provides for his employment as an executive officer. The agreement has an initial term of one year and is automatically renewed for additional terms of one year unless either party gives 90 days notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated his employment without cause.
Under the terms of his employment agreement, Mr. Kirshner has agreed to preserve the confidentiality of the Company’s proprietary data and has also agreed not to compete with the Company for a period of 24 months following termination. Upon his death or disability, the Company will continue to pay his base salary for twelve months. If the agreement is terminated by the Company for cause or voluntarily by Mr. Kirshner, the Company’s obligations under the agreement will terminate. If the agreement is terminated by the Company without cause, the Company will pay Mr. Kirshner his base salary and provide continuing benefits for 24 months from the date of termination (beginning six months after termination if certain provisions of Section 409A of the Code apply). In addition, subject to compliance with the covenants in his employment agreement regarding confidentiality and non-competition, at the end of the 24-month period, Mr. Kirshner will be entitled to receive a lump sum payment equal to twice the amount of bonus, if any, paid to him for the calendar year preceding the year in which termination occurs. The agreement also provides for annual salary reviews, bonuses by the Board of Directors, five weeks of annual vacation and participation in health, 401(k) and other benefit plans available to all U.S. employees.
The Company has entered into similar agreements with Messrs. Crowley, Gayner, Whitt and Albanese and Ms. Waleski, with differences principally in the duration of the non-competition provision (which extends for twelve months) and in termination compensation.
These agreements provide for the payment of salary and benefits for twelve months if the executive’s employment is terminated without cause or, following a Change in Control, the executive voluntarily terminates employment for Good Reason. Following a Change in Control, in the case of either termination without cause or voluntary termination for Good Reason but subject to compliance with the covenants in the employment agreement regarding confidentiality and non-competition, the executive will also be entitled to receive a lump sum payment at the end of the 12-month period equal to the amount of bonus, if any, paid to the executive for the calendar year preceding the year in which termination occurs.
For these purposes “Good Reason” means a material decrease in the executive’s base salary; a material reduction in duties or responsibilities; a material breach of the agreement by the Company; or a change by more than 50 miles in the location from which the executive is expected to perform the executive’s duties.
“Change in Control” means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company’s outstanding shares; a business combination involving the Company; or a change in a majority of the incumbent Board of Directors of the Company, in each case unless the owners of 50% or more of the Company’s outstanding voting securities before the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.

The estimated payments and benefits that would be provided upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2015. If the executive breached the covenants in the executive’s employment agreement regarding competition or confidential information, the Company would not be obligated to continue making payments.

Name	Death or Disability	Termination for Cause or Voluntary Termination by Executive	Termination without Cause	Termination for Good Reason After Change in Control*

Alan I. Kirshner Payments Benefits	$900,000 -0-	-0- -0-	$4,050,000 $24,534	N/A
F. Michael Crowley Payments Benefits	$750,000 -0-	-0- -0-	$750,000 $12,267	$1,687,500 $12,267
Thomas S. Gayner Payments Benefits	$750,000 -0-	-0- -0-	$750,000 $12,267	$1,687,500 $12,267
Richard R. Whitt, III Payments Benefits	$750,000 -0-	-0- -0-	$750,000 $12,267	$1,687,500 $12,267
Gerard Albanese, Jr. Payments Benefits	$625,000 -0-	-0- -0-	$625,000 $12,267	$1,324,000 $12,267
Anne G. Waleski Payments Benefits	$550,000 -0-	-0- -0-	$550,000 $12,267	$1,175,000 $12,267

*	If Messrs. Crowley, Gayner, Whitt or Albanese or Ms. Waleski were terminated without cause following a Change in Control, they would receive payments as described in this column.
As of December 31, 2015, Messrs. Kirshner, Crowley, Gayner, Whitt and Albanese and Ms. Waleski had received Restricted Stock Unit awards under the Company’s 2012 Equity Incentive Plan and Omnibus Incentive Plan that have not yet vested. If, within twelve months following a Change in Control, their employment were terminated involuntarily or they voluntarily terminated employment for Good Reason, all outstanding terms and conditions on the Restricted Stock Units would be deemed fully satisfied and vested. See “Outstanding Equity Awards at Fiscal Year-End” for a summary of outstanding Restricted Stock Units and their value at December 31, 2015.
In addition, under the circumstances described above, all outstanding Performance Grants under the 2012 Equity Incentive Compensation Plan would be deemed fully earned. At December 31, 2015, that would have resulted in the issuance of shares of Common Stock worth $1,800,000 to Mr. Kirshner; $1,500,000 each to Messrs. Crowley, Gayner and Whitt; $1,250,000 to Mr. Albanese; and $1,100,000 to Ms. Waleski.

Equity Compensation Plan Information
The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (including Restricted Stock Units)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[a]

Equity Compensation Plans Approved by Shareholders	136,120[b]	$0	152,597[c]
Equity Compensation Plans Not Approved by Shareholders	14,824[d]	$370.16	0
Total	150,944	$370.16	152,597
 ________________

[a]
This column excludes shares to be issued in respect of (i) Restricted Stock Units under the Omnibus Incentive Plan and 2012 Equity Incentive Compensation Plan; (ii) outstanding Restricted Stock Units and stock options under the Alterra Capital Holdings Limited 2008 Stock Incentive Plan, 2006 Equity Incentive Plan and 2000 Stock Incentive Plan (see notes b and d); and (iii) outstanding stock options under the Aspen Holdings, Inc. stock option plans (see notes b and d).

[b]
The Company has no outstanding options, warrants or rights under the Omnibus Incentive Plan or the 2012 Equity Incentive Compensation Plan. Amounts reported represent shares to be issued in respect of outstanding or vested Restricted Stock Units under the Omnibus Incentive Plan and the 2012 Equity Compensation Plan, including 7,946 shares which have vested but with respect to which receipt has been deferred. Since Restricted Stock Units do not have an exercise price, they are not taken into account in the computation of the weighted average exercise price.

[c]
Includes 143,139 shares of Common Stock eligible for issuance under the 2012 Equity Incentive Compensation Plan and 9,458 shares available for issuance or purchase on the open market under the Prior Stock Purchase Plan.

[d]
In connection with the acquisition of Aspen Holdings, Inc., outstanding options to purchase Aspen common stock were converted into options to purchase shares of the Company’s Common Stock. No additional options may be issued under the Aspen plans. In connection with the acquisition of Alterra Capital Holdings Limited, outstanding options to purchase Alterra common stock were converted into options to purchase shares of the Company’s Common Stock. No additional options may be issued under the Alterra plans. Includes 3,306 shares issuable upon exercise of converted Aspen options, 11,518 shares issuable upon exercise of converted Alterra options and 0 shares issuable upon vesting of converted Alterra restricted stock units.

OTHER MATTERS
The Board of Directors knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Any shareholder desiring to make a proposal to be acted upon at the 2017 Annual Meeting of Shareholders must present the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than November 25, 2016 in order for the proposal to be included in the Company’s proxy materials. Any such proposal should meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.
Any shareholder wishing to bring a matter (other than the nomination of a director or a matter to be included in the Company’s proxy materials) before the 2017 Annual Meeting of Shareholders must give notice in writing to the Secretary of the Company, by registered or certified United States mail, delivered by February 15, 2017. The notice must set forth as to each matter to be brought before the meeting: (i) a brief description of the business to be brought before the meeting, including the complete text of any resolutions to be presented for a vote; (ii) the name and address of record of the shareholder making the proposal; (iii) the number of shares of Common Stock beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the business to be brought before the meeting. Any matter brought before the meeting of shareholders other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.
Any shareholder wishing to nominate a director at the Annual Meeting must give notice in writing of the proposed nomination to the Secretary of the Company, by registered or certified United States mail, delivered not less than 60 days in advance of the meeting (except that, if public disclosure of the meeting is made less than 70 days before the meeting, the notice must be delivered within ten days following such public disclosure). The notice must set forth: (i) the name and address of record of the shareholder making the nomination and the name and address of the nominee(s); (ii) the number of shares of Common Stock beneficially owned by the shareholder; (iii) a description of all arrangements or understandings between or among the shareholder and each nominee and any other person or persons (naming such person or persons) in accordance with which the nomination is being made by the shareholder; (iv) information regarding each nominee equivalent to that required to be included in a proxy statement filed under the rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (v) a consent of the nominee to serve as a director, if elected. Any nomination brought before the meeting other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

By Order of the Board of Directors

Richard R. Grinnan, Secretary
March 25, 2016

APPENDIX A

MARKEL CORPORATION
2016 EQUITY INCENTIVE COMPENSATION PLAN

1.     Purpose. The purpose of this Markel Corporation 2016 Equity Incentive Compensation Plan (the “Plan”) is to further the long term stability and financial success of Markel and its Subsidiaries by rewarding selected meritorious employees and providing equity-based compensation for non-employee directors. The Board of Directors believes that such awards will, among other objectives, provide incentives for those individuals to remain with Markel, will encourage continued work of superior quality and will further the identification of those individuals’ interests with those of Markel’s shareholders.

The Plan is intended to replace the Markel Corporation 2012 Equity Incentive Compensation Plan (the “Prior Plan”). As of the Effective Date of the Plan, no further awards shall be granted under the Prior Plan, but any existing awards under the Prior Plan shall continue in effect in accordance with their terms and the provisions of the Prior Plan.

2.     Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)     “Applicable Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

(b)     “Beneficiary” means the person or entity designated by the Participant, in a form approved by Markel, to exercise the Participant’s rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant’s death.

(c)     “Board” means the Board of Directors of Markel Corporation or of any successor entity that assumes Markel’s obligations under the Plan.

(d)     “Cause” shall have the meaning set forth in any employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means: (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its Subsidiaries; (ii) a substantial violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant’s part and which is not remedied in a reasonable period of time after receipt of written notice from the Employer; or (iii) the conviction of the Participant of, or plea of nolo contendere by the Participant to, a felony.

(e)     “Change in Control” means the occurrence of any of the following events:

(i)     Stock Acquisition. The acquisition by any individual, entity or group (a “Person”), within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of either (A) the then outstanding shares of common stock of Markel (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of Markel entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from Markel; (B) any acquisition by Markel; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Markel or any corporation controlled by Markel; or

(ii)     Board Composition. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election or nomination for election by Markel’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)     Business Combination. The consummation of a merger, consolidation, or similar transaction involving Markel, or sale or other disposition of all or substantially all of the assets of Markel, or acquisition by Markel or a Subsidiary of assets or stock of another entity (each, a “Business Combination”), in each case unless, following such Business Combination, (i) the persons who beneficially owned the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than sixty percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (or of its ultimate parent entity) in substantially the same proportions as their ownership immediately before such Business Combination, (ii) no Person (excluding any person described in clause (i), subclauses (A) though (C) above) has acquired, directly or indirectly, as a result of such Business Combination, beneficial ownership of twenty percent or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity (or of its ultimate parent entity), and (iii) a Change in Control is not triggered under clause (ii) above with respect to the entity resulting from such Business Combination (or its ultimate parent entity); or

(iv)     Liquidation or Dissolution. A complete liquidation or dissolution of Markel.

(f)     “Code” means the Internal Revenue Code of 1986, as amended.

(g)     “Committee” means the Compensation Committee of the Board, or its successor, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(h)     “Company Stock” means common stock, no par value, of Markel. If there is a change in the capital structure of Markel affecting the common stock (as provided in Section 15), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

(i)     “Covered Employee” means a Participant who the Committee determines is or may become a covered employee within the meaning of Code Section 162(m) during the performance period of a Performance Grant or other type of Incentive Award.

(j)     “Date of Grant” means the date on which the Committee grants an Incentive Award or a future date determined by the Committee.

(k)    “Director Award” has the meaning set forth in Section 3(b) below.

(l)    “Disability” or “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of his Employer.

(m)     “Divisive Transaction” means a transaction in which the Participant’s Employer ceases to be a Subsidiary, a sale of substantially all of the assets of a Subsidiary, or a sale or other disposition of assets or of a line of business that is designated as a Divisive Transaction by the Committee.

(n)     “Early Retirement” means a Participant’s termination of employment after age 55 and before age 65 with the Committee’s consent and without then engaging in employment in any business that is competitive with that of the Participant’s most recent Employer after the termination of employment except for services rendered to Markel or a Subsidiary.

(o)     “Employer” means Markel and each Subsidiary that employs one or more Participants.

(p)     “Fair Market Value” means, as of any date, the closing price of the Company Stock on the New York Stock Exchange or another exchange designated by the Committee on such date, or, if there is no trading on such date, the closing price of the Company Stock on the last prior trading day.

(q)     “Good Reason” shall have the same meaning set forth in any applicable employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means, unless and to the extent otherwise consented to by the Participant, the termination of the Participant’s employment with Markel or any Subsidiary (or any successor thereto resulting from a Change in Control) (the “Company”) which is initiated by the Participant and that occurs within 180 days after any of the following events, provided the Participant has given the Company written notice of the event within 90 days after its initial occurrence, and the Company has not remedied the event within 30 days after receipt of written notice thereof given by the Participant:

(i)     a material decrease in the Participant’s aggregate annual base salary and incentive bonus opportunity in effect as of the date of the Change in Control or a material reduction in the amount of additional benefits or perquisites provided to the Participant as of the date of the Change in Control;

(ii)     the assignment of duties and responsibilities to the Participant that materially reduce the level and types of duties and responsibilities of the Participant as of the date of the Change in Control; or

(iii)     the Company changes by 50 miles or more the principal location in which the Participant is required to perform services from the location at which the Participant was employed as of the date of the Change in Control.

(r)     “Incentive Award” means, collectively, a Performance Grant or the award of Restricted Stock, a Restricted Stock Unit, or an Other Stock Award under the Plan.

(s)     “Markel” means Markel Corporation or any successor entity that assumes Markel’s obligations under the Plan.

(t)     “Other Stock Award” means an award denominated in Company Stock or units of Company Stock, other than Restricted Stock or Restricted Stock Units, which is awarded under Section 8.

(u)     “Outside Directors” means members of the Board who are not employees of Markel or a Subsidiary.

(v)     “Participant” means any employee or Outside Director of Markel or a Subsidiary who receives an Incentive Award under the Plan.

(w)     “Performance Criteria” means any of the following areas of performance of Markel, or any Subsidiary, or any business unit or division thereof, on a consolidated or individual basis, or relative to any peer(s) or benchmark(s) selected by the Committee: underwriting loss ratio; underwriting combined ratio; expense ratio; book value; comprehensive income; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

Any Performance Criteria may be used to measure the performance of Markel as a whole or any Subsidiary, business unit or division of Markel. As determined by the Committee, Performance Criteria shall be derived from the financial statements of Markel, its Subsidiaries or affiliated entities prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee before the issuance of a Performance Grant that is consistently applied.

(x)     “Performance Goal” means, for a Covered Employee, an objectively determinable performance goal that relates to one or more Performance Criteria and that is established by the Committee with respect to a given Performance Grant or other type of Incentive Award. For a Participant who is not a Covered Employee, a Performance Goal means any goal or measurement established by the Committee, including subjective performance factors, and which may be based on criteria or measures other than the Performance Criteria.

(y)     “Performance Grant” means a cash-denominated award subject to the attainment of Performance Goals which is made under Section 7.

(z)     “Restricted Stock” means Company Stock awarded under Section 5.

(aa)     “Restricted Stock Unit” means a right granted to a Participant to receive the Fair Market Value of a share of Company Stock in Company Stock or cash and awarded under Section 6.

(bb)     “Retirement” means a Participant’s termination of employment after age 65.

(cc)     “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(dd)     “Subsidiary” means any corporation or other entity in which Markel directly or indirectly owns stock or ownership interests representing more than 50 percent of the combined voting interests of such entity.

3.     Stock.

(a)     Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 250,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised or are settled in cash may again be subjected to an Incentive Award under the Plan. Shares exchanged by a Participant or retained by the Company in payment of Applicable Withholding Taxes and shares repurchased by the Company on the open market shall not again be available for future Incentive Awards under the Plan. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards previously granted by an acquired or predecessor entity (or parent or subsidiary thereof) or obligations to grant future awards made or incurred by such acquired or predecessor entity (or parent or subsidiary thereof) in connection with the acquisition of such entity by Markel or any Subsidiary or similar business transaction shall not reduce the maximum number of shares available for delivery under the Plan.

(b)     No more than 50,000 shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. The maximum cash payment that can be made for all Incentive Awards granted to any one individual shall be $2,000,000 times the number of twelve-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant shall be subject to the limit on the maximum cash payment in the year in which the deferral is made and not in any later year in which payment is made. No more than $200,000 worth of Director Awards (valued at the Fair Market Value of the shares subject to the Director Award as of the grant date) may be granted to any single Outside Director during any single calendar year.

4.     Eligibility.

(a)     Employees. All present and future employees of Markel or a Subsidiary at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award. The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(b)     Outside Directors. Incentive Awards of Restricted Stock, Restricted Stock Units and Other Stock Awards consisting of “director stock” or “director units” (or other similar types of awards) (collectively, “Director Awards”) may be made to Outside Directors. The Outside Directors of the Board shall have the power and complete discretion to select Outside Directors to receive Director Awards and to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Director Award for each Outside Director. The grant of a Director Award shall not obligate Markel to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

(c)     Compliance with Foreign Laws. When granting Incentive Awards to employees of a non-U.S. Subsidiary, the Committee shall have complete discretion and authority to grant such Incentive Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Incentive Award or the issuance of Company Stock under the Incentive Award. Such authorization shall extend to and includes establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulation requirements imposed by the foreign country or countries.

5.     Restricted Stock.

(a)     The Committee may make grants of Restricted Stock to employees, and the Outside Directors of the Board may make grants of Restricted Stock to Outside Directors, and in each case shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse, and the Participant shall have full ownership of the Company Stock. Restricted Stock may be awarded without cash consideration.

(b)     Restricted Stock awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

(c)     Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. For certificated shares, certificates representing Restricted Stock shall be held by Markel until the restrictions lapse and the Participant shall provide Markel with appropriate stock powers endorsed in blank.

(d)     Restricted Stock awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code Section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 7 relating to Covered Employees.

6.     Restricted Stock Units.

(a)     The Committee may make grants of Restricted Stock Units to employees, and the Outside Directors of the Board may make grants of Restricted Stock Units to Outside Directors, and in each case shall establish as to each award of Restricted Stock Units the terms and conditions (including vesting conditions) to which the Restricted Stock Units are subject. A Restricted Stock Unit shall entitle the Participant to receive from Markel a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date or event provided for in the applicable award agreement, subject to the vesting and other terms and conditions of the award.

(b)     Restricted Stock Unit awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock Unit awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

(c)     Restricted Stock Unit awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code Section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 7 relating to Covered Employees.

7.     Performance Grants.

(a)     The Committee may make Performance Grants to any employee. Outside Directors shall not be eligible for Performance Grants. A Performance Grant is an award that is denominated in cash (rather than Company Stock or units of Company Stock), and which entitles a Participant to receive a payment based on the attainment of Performance Goals. Each

Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria (for Covered Employees) or other performance measures, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. As to each Covered Employee, each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m). The terms of a Performance Grant may be set forth in an annual or long-term bonus or incentive plan of Markel or a Subsidiary.

(b)     The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria (for Covered Employees) or other performance measures shall be used and weighted in determining Performance Grants. The Performance Goals for any Performance Grant for a Covered Employee shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made before the completion of 25 percent of such period, at a time when achievement of the goal is substantially uncertain. The Committee may adjust Performance Goals as it deems necessary or appropriate during or after a performance period to reflect unusual or nonrecurring gains and losses, accounting charges or other extraordinary and unforeseen events; provided, however, the Committee may increase, but not decrease, any Performance Goal after the deadlines set forth in the preceding sentence for any Covered Employee.

(c)     Unless otherwise provided in the Performance Grant, the employee must remain continuously employed with Markel or a Subsidiary through the last day of the applicable performance period in order to be eligible to receive payment under the award; provided, however, the Committee may provide for accelerated vesting or payment of a Performance Grant upon such events as the Committee deems appropriate, including without limitation a Participant’s death, Disability, Retirement or Early Retirement or the occurrence of a Change in Control; provided further, however, the Committee shall not provide for accelerated vesting or payment upon a Covered Employee’s Retirement, Early Retirement or other termination of employment (other than due to death or Disability) unless the Performance Grant will be based on actual performance through the date of Retirement or Early Retirement or through the end of the otherwise applicable performance period.

(d)     Performance Grants may be payable in cash, shares of Company Stock or both. The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the Performance Goal for each Performance Criterion (for Covered Employees) or other performance measures. The Committee shall make all determinations regarding the achievement of any Performance Goals. For Covered Employees, the Committee may not increase the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals. The Committee may reduce the amount of or eliminate the any payments otherwise due to any employee under a Performance Grant in its discretion, except as otherwise provided in the Performance Grant.

(e)     The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the Performance Criteria (for Covered Employees) or other performance measures to the Performance Goal. The Committee shall make all calculations of actual payments and shall certify in writing the extent, if any, to which the Performance Goals have been met for a Covered Employee.

8.     Other Stock Awards. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may make Other Stock Awards, granted or denominated in Company Stock or units of Company Stock, and in each case shall establish the number of shares or units of Company Stock to be awarded or to which the award is subject and the other terms and conditions applicable to each such award. Other Stock Awards may include (without limitation) the following:

(a)     “Performance shares” or “performance units” (or other similar types of awards), which are rights granted to employees to receive shares or units of Company Stock upon the attainment of Performance Goals and the satisfaction of any other terms and conditions of the award, and which shares or units may be subject to additional service-based vesting after the end of the performance period. The performance period with respect to any such award shall be at least twelve consecutive months, provided the Committee may provide for accelerated vesting upon a Participant’s death, Disability, Retirement or Early Retirement or the occurrence of a Change in Control. The Committee will make all determinations regarding the satisfaction of any Performance Goals for such an award. Any such awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code Section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 7 relating to Covered Employees.

(b)     “Director stock” or “director units” (or other similar types of awards), which are shares or units of Company Stock granted to Outside Directors only, which are vested immediately on grant, but which may not be transferred by the Participant (or, in the case of units, paid to the Participant) until the Participant’s separation from service from the Board (except as necessary to satisfy the Outside Director’s tax liability in connection with the grant).

(c)     Notwithstanding the foregoing, “Other Stock Awards” shall not include stock options or stock appreciation rights, which are not authorized for issuance under the Plan.

9.     Dividend Equivalents. The Committee (with respect to employees), or the Outside Directors of the Board (with respect to Outside Directors), may provide that any Incentive Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents shall be credited to a Participant’s account, either in cash without interest or as reinvestment in additional shares or share equivalents. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. Except as provided by the foregoing, no Participant or Beneficiary shall have any rights as a shareholder of Markel with respect to an Incentive Award, including without limitation any rights to vote shares of Company Stock or to receive dividends or other distributions with respect thereto, unless and until he becomes the holder of record of shares of Company Stock under such award.

10.     Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an employee shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, or (ii) have Markel retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11.     Transferability of Incentive Awards. Incentive Awards shall not be transferable by a Participant, except in accordance with the Participant’s will or the laws of descent and distribution or as otherwise expressly provided in the Incentive Award. If a Participant dies, any outstanding Incentive Awards that are otherwise payable to the Participant shall be paid to the Participant’s Beneficiary or, if no Beneficiary is designated, to the personal representative of the Participant’s estate or to the person to whom rights under the Incentive Award shall have passed by will or the laws of descent and distribution.

12.     Deferral Elections. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan under such rules, procedures, or programs as it may establish, in accordance with Section 409A of the Code and any other applicable laws, rules or regulations.

13.     Effective Date of the Plan. The effective date of the Plan is April 1, 2016. The Plan shall be submitted to the shareholders of Markel for approval. Until (i) the Plan has been approved by Markel’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Incentive Award shall be awarded that is not contingent on these events.

14.     Termination, Amendment. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 31, 2026. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under Incentive Awards granted under the Plan (except under Section 15), expands the types of awards under the Plan, materially expands the eligible participants or any other amendment requiring approval of Markel’s shareholders under New York Stock Exchange listing standards, Code Section 162(m) or other applicable law, unless such change is authorized by the shareholders of Markel. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

15.     Change in Capital Structure; Other Corporate Transactions.

(a)     If there is a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which Markel is the surviving corporation, spin-off or split-off of a Subsidiary, extraordinary dividend, or other unusual or extraordinary change in or with respect to Markel capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Markel), the number and kind of shares of stock or securities of Markel to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a) or 3(b), the Performance Goals and other terms of Incentive Awards and any other relevant provisions of the Plan or any Incentive Award, shall be equitably and proportionately adjusted by the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors), whose determination shall be binding on all persons. Performance Goals shall be adjusted in such a way as to preserve, to the extent possible (but not increase), the incentive level intended under the Incentive Award. All changes under this section shall, if possible, be made in a manner that preserves the intended tax consequences of the Incentive Award under Code Sections 409A, 162(m) and any other applicable section of the Code.

(b)     If a Change in Control occurs under Section 2(e)(iii) or (iv) or if Markel is otherwise a party to a consolidation or a merger in which Markel is not the surviving entity, a transaction that results in the acquisition of substantially all of Markel’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Markel’s assets, or if a Divisive Transaction occurs with respect to a Participant’s Employer, and if the surviving entity does not agree before the occurrence of any such transaction to continue and assume the outstanding Incentive Awards under the Plan, or if the Incentive Awards would not continue for any other reason after the occurrence of such transaction, then, upon the occurrence of such transaction (or sufficiently in advance of the occurrence of such transaction if necessary or appropriate to allow the Participants to realize the intended benefits of such awards), the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take such actions with respect to outstanding Incentive Awards as it deems appropriate, including without limitation providing for the immediate vesting of any such award, the removal of any restrictions with respect to any such award, or the payment or settlement of any such award in cash; provided, however, that if any such award vests or is payable subject to the attainment of Performance Goals and if the applicable performance period has not ended as of the date of such transaction, the level of attainment with respect to such goals shall be based on the actual performance achieved through the date of such transaction.

(c)     Notwithstanding subsection (b) above to the contrary, individual Incentive Awards may contain provisions with respect to vesting or payment upon the occurrence of a Change in Control or Divisive Transaction, and the terms of the Incentive Award shall govern to the extent of any inconsistency with the terms of subsection (b). Unless otherwise provided in an Incentive Award, if, within twelve months after a Change in Control, a Participant is involuntarily terminated without Cause or terminates employment for Good Reason, or upon the occurrence of a Change in Control described in Section 2(e)(iv), (i) all restrictions on Restricted Stock shall lapse, (ii) all Restricted Stock Units shall be deemed fully vested, and (iii) all Performance Grants and Other Stock Awards shall be deemed to be fully earned and vested, and each shall be immediately issued or paid as the case may be.

(d)     Notwithstanding anything in the Plan to the contrary, the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take any action under this Section 15 without the consent of any Participant, and its determination shall be conclusive and binding on all persons for all purposes.

16.     Administration of the Plan.

(a)     The Committee shall administer the Plan with respect to Incentive Awards to employees and the Outside Directors of the Board shall administer the Plan with respect to Incentive Awards to Outside Directors. The Committee or the Outside Directors of the Board, as applicable (the “Administrator”), shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Administrator deems appropriate to achieve the objectives of the Incentive Award. The Administrator may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive as to any Participant.

(b)     The Administrator shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(c)     The Administrator shall have the power and complete discretion to delegate to any individual, or to any group of individuals employed by Markel or any Subsidiary, the authority to administer the Plan, including the authority to grant Incentive Awards under the Plan, consistent with applicable laws, rules and regulations (including state corporations law and the listing standards of the New York Stock Exchange) and subject to any terms and limitations of any such delegation of authority (such as limitations on the ability to grant Incentive Awards to executive officers or directors for purposes of Rule 16b-3 or to Covered Employees for purposes of Code Section 162(m)), as the Administrator deems appropriate.

17.     Recovery of Incentive Awards. If a Participant who is an employee or former employee of Markel or a Subsidiary (1) violates any restrictive covenant to which the Participant is bound by Markel or a Subsidiary in an employment agreement or otherwise, or if the Participant is not bound by such an agreement or if any such agreement does not contain such restrictive covenants: becomes associated with, recruits or solicits customers or other employees of an Employer on behalf of, or is employed by, renders services to, or owns any interest (other than any nonsubstantial interest, as determined by the Committee) in, any business that is in competition with Markel or its Subsidiaries during his or her employment with Markel or during the twelve-month period immediately following his or her termination of employment with Markel, (2) has his or her employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be materially detrimental to the interests of Markel or its Subsidiaries (other than in the performance of his or her duties in good faith), the Committee may, in its sole discretion, (A) cancel all outstanding Incentive Awards of the Participant, regardless of whether then vested, (B) require the Participant to repay any payment received under an Incentive Award within the previous two years, and/or (C) offset any other amounts owed to the Participant by any payment received under an Incentive Award within the previous two years. In addition, any Incentive Award shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company, pursuant to any requirement of law or any exchange listing requirement related to clawback or other recovery of Incentive Awards. This section shall survive termination of the Plan.

18.     Severability. If any provision of the Plan, any Incentive Award, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan, such award or such other document shall continue in effect.

19.     Legal Compliance. The Plan and all Incentive Awards granted under the Plan are intended to comply with the applicable requirements of Code Section 409A, except to the extent such awards qualify for an exemption therefrom, and shall be interpreted for all purposes in accordance with such intent. The Plan is intended to be unfunded for federal income tax purposes. Incentive Awards (other than awards of Restricted Stock or Other Stock Awards that are subject to Code Section 83 upon grant) shall be payable solely from the general assets of Markel and the rights of a Participant or beneficiary thereof to receive such awards (or any dividend equivalent with respect thereto) shall be solely those of an unsecured general creditor of Markel. The Plan and the granting, vesting and payment of Incentive Awards under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations, including without limitation applicable securities laws, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for Markel, be necessary or advisable in connection therewith. Any shares of Company Stock issued under the Plan shall be subject to such restrictions as Markel may deem necessary or desirable to assure compliance with all applicable legal requirements.

20.     Interpretation and Venue. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws rules. The United States District Court for the Eastern District of Virginia or the Circuit Court for the County of Henrico shall have exclusive jurisdiction over any disputes arising out of or related to this Plan or Incentive Awards. As used in this Plan, words of one gender shall include the other gender as the context requires.

APPENDIX B

MARKEL CORPORATION
2016 EMPLOYEE STOCK PURCHASE AND BONUS PLAN

PREAMBLE

The Company has adopted the Markel Corporation 2016 Employee Stock Purchase and Bonus Plan (the “Plan”) in a continuation of the Company’s efforts to encourage share ownership by eligible employees and Directors. The Plan is intended to provide an easy method for making purchases of the Company’s Common Stock and to encourage share ownership by providing a share bonus based on the net increase in the number of shares of Common Stock purchased under the Plan by an eligible employee or Director in a given year.

The Plan replaces the Company’s prior Employee Stock Purchase and Bonus Plan which was originally effective in 2000 and was most recently amended in 2007 (the “Prior Plan”). The Plan will become effective upon the date of the Company’s 2016 annual meeting, subject to the approval of the Company’s shareholders. No new shares of Common Stock will be issued under the Prior Plan following the effective date of the Plan.

ARTICLE I
DEFINITIONS

“Administrator” has the meaning set forth in Article XIV below.

“Board” means the board of directors of the Company.

“CAGBV” means the Company’s compound annual growth in book value.

“Code” means the Internal Revenue Code of 1986, as amended.

“Closing” has the meaning set forth in Article XI, Section 3(b) below.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Markel Corporation.

“Company Incentive Payment” has the meaning set forth in Article XI, Section 5 below.

“Director” means a non-employee member of the Board.

“Executive Officer” means an executive officer of the Company within the meaning of Section 402 of the Sarbanes Oxley Act of 2002, as amended.

“Investing Broker” has the meaning set forth in Article V, Section 1 below.

“Loan” means a loan to a Participant under the Loan Program pursuant to which the Participant borrows an amount from the Company equal to the full purchase price of shares of Common Stock purchased under the Plan.

“Loan Program” means the program described in Article XI below by which Participants may receive Loans from the Company to purchase Common Stock.

“Participant” means an eligible employee or Director who has purchased shares of Common Stock under the Plan.

“Plan” has the meaning set forth in the Preamble.

“Record Keeper” has the meaning set forth in Article V, Section 1 below.

“Special Stock Bonus Award” has the meaning set forth in Article XI, Section 4.

“Stock Bonus Award” has the meaning set forth in Article VIII, Section 1 below.

ARTICLE II
SHARE RESERVE

125,000 shares of Common Stock shall be reserved for issuance under the Plan. Shares issued under the Plan may be purchased on the open market or issued directly from the Company.

ARTICLE III
PLAN ELIGIBILITY

1.    All full-time and part-time employees of the Company or its designated subsidiaries are eligible to participate in the Plan. Subject to certain conditions set forth in Article IV below, Directors of the Company are also eligible to participate. An eligible Participant may elect to participate in the Plan by completing an enrollment form (available from the Company’s Human Resources Department or on the Company Intranet) and an IRS W-9 or W-8 Form (also available from the Company’s Human Resources Department or on the Company Intranet).

2.    An eligible Participant may elect to participate at any time, may make changes in the amount of deductions at any time and may also terminate participation at any time by sending written instructions directly to the Company’s Human Resources Department. Elections will become effective as soon as practicable following the receipt of the election or change form by the Human Resources Department.

3.    Participation in the Plan will automatically terminate in the payroll period following the date an employee ceases to be a full-time or part-time employee of the Company and its subsidiaries, or for Directors, on the date a Director ceases to serve as a Director of the Company.

ARTICLE IV
NON-EMPLOYEE DIRECTOR PARTICIPANTS

1.    Directors may participate in the Plan subject to the following conditions: (i) shares purchased under the Plan and awards made under the Plan must be held at least six months before they may be withdrawn from the Plan or otherwise sold or disposed of by the Director (the Director’s election to participate in the Plan authorizes the imposition of transfer restrictions as necessary to implement this provision); (ii) stock purchases made by a Director under the Plan may not exceed the amount of annual fees paid to the Director by the Company; and (iii) if a Director ceases participation in the Plan, he or she may not participate again for at least six months. Directors may not receive loans under the Loan Program.

2.    All other applicable plan provisions apply to a Director’s participation in the Plan.

ARTICLE V
METHOD FOR MAKING STOCK PURCHASES

1.    At the time of enrollment an eligible Participant will specify the amounts to be invested and the Company will regularly deduct the specified amount from the Participant’s pay. The Participant may also elect to purchase shares other than by payroll deduction provided each such purchase is for an amount of at least $500. Deductions or contributions made in currencies other than U.S. Dollars will be converted by the Company into U.S. Dollars at the then existing exchange rate as reasonably determined by the Company. Amounts contributed will be combined with all the money contributed by other Participants, if any, and then sent to the stock plan record keeper (the “Record Keeper”), who will then forward the amounts to one or more brokers (collectively the “Investing Broker”) to be used to purchase Common Stock at market prices current at the time of purchase. Purchases may be made on the open market or directly from the Company. The amount of all Participants’ deductions or contributions will be forwarded by the Company to the Record Keeper at least once a payroll cycle for payroll deduction purchases and as soon as practicable for lump sum and Loan Program purchases. Purchases will be made by the Record Keeper, upon receipt of the funds, no less frequently than once a payroll cycle for payroll deduction purchases and as soon as practicable for lump sum and Loan Program purchases. The purchase price for a Participant’s stock will be determined by the average of the market prices for the Common Stock purchased for all Participants in connection with the same purchase order placed by the Record Keeper.

2.    Each Participant must specify on the enrollment form provided by the Company the amount to be withheld from his or her gross paycheck (multiples of $5, minimum of $25 per pay period), and such deductions will remain in effect until the Participant files a new enrollment form or elects to terminate deductions.

ARTICLE VI
FEES AND EXPENSES

The Company will pay the Investing Broker’s fees for stock purchases made for Participants. The Company will also pay for the cost of administering the stock bonus feature of the Plan described below. The Investing Broker fees and other charges in connection with sales, or in connection with purchases of Common Stock or other securities not made under the Plan will be payable directly by the Participant ordering such transactions.

ARTICLE VII
PARTICIPANTS’ ACCOUNTS WITH THE RECORD KEEPER

1.    The Record Keeper will open and maintain an individual account for each Participant and will make purchases of Common Stock for the Participant’s account using deductions and contributions made for the Participant. Participants’ accounts will be credited with amounts that would represent “fractional shares.” Under this feature, cash amounts which are not sufficient to purchase whole shares will be credited to a Participant’s account as fractional interests. Certificates for fractional shares will not, however, be issued. Upon sale or distribution, a Participant will receive cash for such fractional interests based on the then current market price of the Common Stock as determined by the Record Keeper.

2.    Each Participant will receive a statement each quarter as long as there is a balance in his or her account and all notices of meetings, proxy statements and any other material distributed by the Company for the benefit of its stockholders. The Company will not be responsible for keeping records with respect to the Plan other than for payroll purposes and for purposes of determining the Stock Bonus Awards described below. All other record keeping will be done by the Record Keeper. The Company may receive information about a Participant’s account, including purchases and sales, under the Plan.

ARTICLE VIII
STOCK BONUS AWARDS

1.    Participants will receive a stock bonus of ten percent of the net increase in shares of Common Stock purchased under the Plan during a given year (a “Stock Bonus Award”). Stock Bonus Awards will be based on the net number of shares of Common Stock purchased from January 1 through December 31 of a given year and will be issued to or on behalf of a Participant not later than March 31 following the end of the year. An employee will not receive a Stock Bonus Award unless he or she is an eligible Participant not on probation on the date the Stock Bonus Award is made. Stock Bonus Awards will not be counted as an increase in the number of shares purchased by a Participant during a calendar year.

2.    Unless other arrangements satisfactory to the Company in its sole discretion are made, the net increase in the number of shares purchased under the Plan will be based on statements provided by the Record Keeper and the Company will be entitled to rely conclusively on such statements in determining Stock Bonus Awards to be made under the Plan. Because Stock Bonus Awards will be determined by reference to the statements of the Record Keeper, any requests by a Participant for the issuance of shares in certificated form may cause those shares not to be reflected on the statements and accordingly not to be counted for purposes of determining the Stock Bonus Award.

3.    No Stock Bonus Award will be made for an increase in the number of shares of Common Stock held resulting solely from a subdivision or consolidation of shares, the payment of a stock dividend, a stock split or other change in capitalization. Stock Bonus Awards will be appropriately adjusted to reflect the effects of such a change.

ARTICLE IX
SALE OF SHARES

1.    Each Participant may sell all or part of his or her stock by contacting the Record Keeper directly. Sales will be processed as soon as practicable on a daily basis. A Participant will be responsible for any sales or brokerage commission incurred in connection with a sale of shares. The right to receive a Stock Bonus Award may not be sold or transferred.

2.    Persons who are “affiliates” of the Company within the meaning of applicable federal securities laws and regulations (which, in general, means the executive officers and directors of the Company) may not resell shares of Common Stock acquired under the Plan in the absence of an effective registration statement under the Securities Act of 1933 (the “1933 Act”) or the availability of an exemption from such registration, such as the one afforded by Rule 144 of the 1933 Act. The acquisition of shares of Common Stock by executive officers and non-employee Directors (including the acquisition of shares by bonus awards) as well as any subsequent resale of such shares may be subject to Section 16 of the Securities Exchange Act of 1934 Act and the rules issued thereunder regarding “short swing” trading.

ARTICLE X
TAX CONSEQUENCES OF PLAN PARTICIPATION

Stock Bonus Awards and Special Stock Bonus Awards are subject to applicable income withholding requirements and, unless the Company in its sole discretion accepts another arrangement for the payment of such withholding, that withholding will be deducted from the employee’s first paycheck following receipt of an Award. Stock Bonus Awards received by Directors will not be subject to withholding (unless a Director is subject to back-up withholding) but may need to be considered by Directors when making estimated tax payments. Stock purchases made under the Loan Program will be made with after tax dollars and will not have a tax impact on the employee or provide a tax deduction for the Company.

ARTICLE XI
LOAN PROGRAM

1.Eligibility. The Loan Program allows eligible employees to borrow money from the Company for the purpose of purchasing shares of Common Stock under the Plan. The Loan Program is available to all regular full-time and part-time employees of the Company and its designated subsidiaries. Loans under the Loan Program are not available to (x) Directors and Executive Officers, (y) employees who are on probation and (z) employees who are employed (i) to perform a specific assignment, (ii) for a period of time of limited duration, (iii) at a location, business unit or division that is being closed, or (iv) who have failed, when required, to execute and deliver an “employee secrecy and non-piracy agreement” or similar nondisclosure or confidentiality agreement on a form provided by the Company. Loans under the Loan Program are also not available to employees who participated in the Loan Program or a previous loan program and who have disposed of their stock when such disposal was not previously approved by the Company’s Human Resources Department. All requests by eligible employees to participate in the Loan Program are subject to approval, disapproval or reductions in loan amount by the Executive Officers of the Company.

2.Levels of Participation. In order to participate in the Loan Program, a participant must agree to borrow a minimum of $10,000. If an employee’s base salary is less than $50,000, the maximum aggregate principal amount outstanding of all Loans to the employee under the Loan Program generally will be limited to 50% of the employee’s base salary. If an employee’s base salary is greater than or equal to $50,000, the maximum aggregate principal amount outstanding of all Loans available to the employee under the Loan Program generally will be limited to 100% of base salary. In either case, the Executive Officers of the Company may, in their sole discretion and if requested, approve a greater amount up to a maximum of four times base salary or, under special circumstances, $1,000,000. The aggregate principal amount outstanding of all Loans to an employee may not exceed $1,000,000 without the approval of the Board or the Compensation Committee of the Board.

3.Loan Terms

a.Amount. The Loan to an employee will be in an original principal amount equal to $10,000 and increments above that amount of $2,500, as selected by the employee. Loan amounts selected in a currency other than U.S. Dollars will be converted by the Company into, and the Loan will be made in, U.S. Dollars at the then existing exchange rate as reasonably determined by the Company. The Loan will be unsecured but will be full recourse to the employee. This means the Loan will represent an unconditional promise to repay the principal amount borrowed plus accrued interest irrespective of the value of the shares of Common Stock purchased under the Plan. Any unpaid principal and interest on the Loan will be due on April 1 of the tenth year from the year the Loan is made. Loans may become due and payable at earlier times upon the occurrence of certain events as provided in Section 3(d) below.

b.Interest. The Loan will accrue interest from the date on which shares are purchased (“Closing”)

until paid in full at a rate of 3% per year. The interest rate may increase if any of the shares (including Special Stock Bonus Awards) acquired under the Loan Program or previous loan programs are sold, pledged or otherwise transferred except as permitted by the Plan. The interest rate may also increase upon termination of employment of an employee who is a “specified employee” for purposes of Section 409A of the Code as provided in Section 3(d) below.

c.Payments.

(i)    If the original principal amount of the Loan is less than $25,000, payment must be made by bi-weekly or monthly payroll deductions, as applicable, which will begin as soon as practicable after Closing. If the Loan amount is greater than or equal to $25,000, an employee may elect to make annual payments on March 31 of each year. For annual payment loans made during the first calendar quarter of the year the full annual payment will be due on the following March 31; for annual payment loans made in the second calendar quarter the first payment due will be 75% of the annual amount; for annual payment loans made in the third calendar quarter the first payment due will be 50% of the annual amount and for loans made in the fourth quarter the first payment due will be 25% of the annual amount.

(ii)    Payment amounts, whether bi-weekly, monthly or annual, will be based on a 3% interest rate per annum and assuming full amortization of the Loan over a 15-year term. The Loan will, however, be due and payable in full on April 1 of the tenth year from the year the loan is made; for example a loan made in August 2016 will be due and payable on April 1, 2026. There will be a balloon payment of remaining principal and accrued interest due at maturity.

(iii)    The following table gives the payment amounts (both recurring and balloon) per $1,000 borrowed for biweekly (North American operations), monthly (International operations) and annual payments (all operations). For purposes of calculating the balloon payment the loan is assumed to begin on August 1 of a given year.

	Recurring amount	Balloon amount
Bi-weekly	3.17	405.82
Monthly	6.90	408.42
Annual	83.78	424.95

d.    Other Terms

(i)    All Loans under the Loan Program may be prepaid at any time. Prepayments will be applied first to accrued but unpaid interest and then to principal. Unless a prepayment is equal to or greater than 10% of the then outstanding Loan balance, prepayments will not change the amount of required payments; they will instead reduce the balance of the Loan resulting in a smaller balloon payment or full repayment before the normal maturity date. If a prepayment is equal to or greater than 10% of the then outstanding Loan balance the Company will, at a Participant’s request, prepare a new payment schedule which will provide for the repayment of the remaining Loan balance at the original maturity date in substantially equal installments (either by-weekly or annual, as applicable) on the terms described above.

(ii)    A Loan will become due and payable at the option of the Company upon (A) the failure by an employee to make any payment when due; (B) an employee’s insolvency, application for appointment of receiver, filing of a petition under any bankruptcy law or the making of an assignment for the benefit of creditors; (C) an employee’s death or long-term disability or (D) termination of employment with the Company or its subsidiaries, whether voluntary or involuntary, by reason of retirement or otherwise. Loans become due and payable, at the Company’s option, six months after termination of employment due to downsizing or reduction in force and 90 days after termination of employment for other reasons, but in no event later than March 15 of the year following termination for employees who are “specified employees” for purposes of Section 409A of the Code. Upon termination of employment of a

“specified employee”, the interest rate for a “below market loan” to the employee will increase to the applicable federal rate in effect on the Closing of such loan.

(iii)    Because the Loan Program is designed to encourage long-term employee ownership of Common Stock, if any shares of Common Stock acquired by a Participant under the Loan Program or previous loan programs (including the Special Stock Bonus Award) are sold, pledged or otherwise transferred, the interest rate on the Loan will be immediately adjusted to a market rate which the Company has determined to be the Prime Rate plus 7%, and payments will also commence immediately at the higher rate. For those making payments by bi-weekly or monthly payroll deduction the payment amount will immediately increase. For those making annual payments, the next payment which would otherwise be due will be immediately due and payable and the remaining annual payment amounts will be increased to reflect the higher rate on the Loan. If a Participant withdraws any such shares from his or her account with the Record Keeper, the Participant must make arrangements satisfactory to the Company regarding the registration and/or custody of the share certificates so that the Company can determine the interest rate and payment terms applicable to the Participant’s Loan; a failure to make such arrangements will result in the interest rate and payment terms being adjusted as described above.

(iv)    The Company will consider waiving the foregoing interest rate and payment adjustments if the purpose of the sale is (x) to fund a medical emergency or other financial hardship or (y) to fund an educational need. Any such waiver must be approved by the Company’s Human Resource Department in advance. In addition, the interest rate and payment adjustments will not apply if after giving effect to the sale the then current market value of the shares held in a Participant’s account with the Record Keeper equals or exceeds two times the then existing Loan balance.

(v)    Neither a Loan nor any rights or obligations thereunder will be transferable by the Participant except by will or the laws of descent and distribution. The promissory note evidencing the Loan may be sold or transferred by the Company.

4.    Special Stock Bonus Award. Participants in the Loan Program will receive a stock bonus of five percent of the number of shares of Common Stock purchased under the Loan Program (a “Special Stock Bonus Award”). Neither shares purchased under the Loan Program nor Special Stock Bonus Awards will be counted as an increase in the number of shares purchased by a Participant during a calendar year under the Plan for purposes of determining regular Stock Bonus Awards. An employee will not receive a Special Stock Bonus Award unless he or she is an eligible Participant not on probation on the date the Special Stock Bonus Award is delivered. No Special Stock Bonus Award will be made for an increase or decrease in a number of shares of Common Stock held resulting solely from a subdivision or consolidation of shares, the payment of a stock dividend, a stock split or other change in capitalization. Special Stock Bonus Awards will be appropriately adjusted to reflect the effects of such a change.

5.    Company Incentive Payments.

a.    In connection with the Loan Program the Company will provide an incentive payment (the “Company Incentive Payment”) based on a five-year CAGBV as follows:

5 year CAGBV	Company Incentive Payment as % of Original Loan Balance
Under 10%	0%
10%	1.0%
11%	2.0%
12%	3.0%
13%	4.0%
14%	5.0%
15%	6.0%
16%	7.0%
17% or more	Discretionary

b.    For purposes of calculating the CAGBV, book value will be adjusted to exclude the benefit of issuing equity securities at prices above the preceding year-end book value. The Board may amend the scale as well as the method used to calculate CAGBV at any time or from time to time in such respects as it deems advisable in order to respond to changes in the interest rate environment or other factors affecting the CAGBV, and all such modifications will apply to all Loans then outstanding under the Loan Program.

6.    Payment of Company Incentive Payment

a.    One-half of the calculated annual Company Incentive Payment will be applied to a Participant’s outstanding indebtedness to reduce the amount of the required balloon payment or the Loan balance and one-half of the calculated annual Company Incentive Payment, net of taxes required to be withheld on the entire Company Incentive Payment, will be paid directly to the employee by March 31 of a given year, provided the employee is still employed on the date of payment.

b.    If a Loan commitment is received on or before July 1 of a year, a Participant will be eligible for one-half of the Company Incentive Payment, if any, for the year in which the Loan is made. A Participant will not receive a Company Incentive Payment unless he or she is an eligible Participant not on probation on the date the Company Incentive Payment is made.

ARTICLE XII
METHOD OF PURCHASES

1.    In order to participate in the Loan Program, each eligible Participant must complete and return a Loan Program enrollment agreement on a form provided by the Company to the Company’s Human Resources Department. Upon execution of the enrollment agreement, the Participant shall irrevocably agree, subject to any applicable disclosure requirements, to borrow the amount indicated in the enrollment agreement and to execute and deliver promissory notes and other agreements that the Company deems necessary or appropriate to implement the Loan Program. Each enrollment agreement is subject to acceptance or rejection by the Company, in whole or in part. The Record Keeper will make purchases as soon as practicable under the Loan Program. The purchase price for a Participant’s Common Stock will be determined by the average price paid for all of the Common Stock purchased for all Participants in connection with the same purchase order placed by the Record Keeper. Shares acquired under the Loan Program may be purchased in the open market or from the Company.

2.    A Participant will have full shareholder rights with respect to shares of Common Stock acquired under the Loan Program including the right to vote the shares. A Participant has the right to sell, pledge or otherwise dispose of such shares; however such actions may result in a higher interest rate and adjusted payment terms.

ARTICLE XIII
AMENDMENT/TERMINATION

The Board may terminate or amend the Plan (including the Loan Program) at any time or from time to time in such respects as it deems advisable, subject to approval of the Company’s shareholders to the extent required by the listing requirements of the New York Stock Exchange.

ARTICLE XIV
ADMINISTRATION

The Board or its authorized delegate (the “Administrator”) shall administer the Plan. The Administrator shall have general authority to impose any term, limitation or condition upon an award that the Administrator deems appropriate to achieve the objectives of the award. The Administrator may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive as to any Participant.

ARTICLE XV
MISCELLANEOUS

1.    The Plan and all awards granted under the Plan are intended to comply with the applicable requirements of Section 409A of the Code, except to the extent such awards qualify for an exemption therefrom, and shall be interpreted for all purposes in accordance with such intent. The Plan is intended to be unfunded for federal income tax purposes. The terms of the Plan and the issuance of Common Stock hereunder are subject to compliance with all applicable federal and state laws, rules and regulations, including without limitation applicable securities laws, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any shares of Company Stock issued under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

2.    The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws rules. The United States District Court for the Eastern District of Virginia or the Circuit Court for the County of Henrico shall have exclusive jurisdiction over any disputes arising out of or related to this Plan or Incentive Awards.

ANNUAL MEETING OF SHAREHOLDERS OF

MARKEL CORPORATION

May 16, 2016

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e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders are available at http://www.markelcorp.com/proxymaterials

Please complete, sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
J. Alfred Broaddus, Jr.	☐	☐	☐
K. Bruce Connell	☐	☐	☐
Douglas C. Eby	☐	☐	☐
Stewart M. Kasen	☐	☐	☐
Alan I. Kirshner	☐	☐	☐
Lemuel E. Lewis	☐	☐	☐
Anthony F. Markel	☐	☐	☐
Steven A. Markel	☐	☐	☐
Darrell D. Martin	☐	☐	☐
Michael O'Reilly	☐	☐	☐
Michael J. Schewel	☐	☐	☐
Jay M. Weinberg	☐	☐	☐
Debora J. Wilson	☐	☐	☐
2. To approve the Company's 2016 Equity Incentive Compensation Plan.	☐	☐	☐
3. To approve the Company's 2016 Employee Stock Purchase and Bonus Plan.	☐	☐	☐
4. To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

5. In their discretion on such other matters as may properly come before the meeting or, if any nominee listed in Proposal 1 herein is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

This proxy when properly executed will be voted as directed. **WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.**

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MARKEL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 25, 2016, hereby appoints Alan I. Kirshner, Anthony F. Markel and Steven A. Markel (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of Common Stock of Markel Corporation held of record by the undersigned on March 8, 2016, at the Annual Meeting of Shareholders to be held on May 16, 2016, and any adjournment thereof.

(Please complete, sign and date on the reverse side.)

1.1 14475

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 16, 2016

MARKEL CORPORATION

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 08, 2016
Date: May 16, 2016 **Time:** 4:30 PM EDT
Location: Altria Theater
6 North Laurel Street
Richmond, Virginia 23220

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000275707_1 R1.0.1.25

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

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* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before May 02, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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0000275707_2 R1.0.1.25

Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors

Nominees

1a J. Alfred Broaddus, Jr.

1b K. Bruce Connell

1c Douglas C. Eby

1d Stewart M. Kasen

1e Alan I. Kirshner

1f Lemuel E. Lewis

1g Anthony F. Markel

1h Steven A. Markel

1i Darrell D. Martin

1j Michael O'Reilly

1k Michael J. Schewel

1l Jay M. Weinberg

1m Debora J. Wilson

The Board of Directors recommends you vote FOR the following proposal(s):

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→ 0000 0000 0000 0000

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0000275707_3 R1.0.1.25

Voting items Continued

Reserved for Broadridge Internal Control Information

NOTE: In their discretion on such other matters as may properly come before the meeting or, if any nominee listed in Proposal 1 herein is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000275707_4 R1.0.1.25

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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